UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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The Charles Schwab Corporation
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two thousand twenty four 2024 Proxy Statement corporation

April 5, 2024

Dear Fellow Stockholders,

We cordially invite you to attend our 2024 Annual Meeting of Stockholders to be held on Thursday, May 23, 2024, at 11:00 a.m. Central Time. The annual meeting will be held via the internet at www.proxydocs.com/SCHW. Please follow the registration instructions as outlined in this proxy statement to attend the meeting virtually via the internet.

At the annual meeting, we will conduct the items of business outlined in this proxy statement. We also will report on our corporate performance in 2023 and answer questions.

Your vote is important. We encourage you to read this proxy statement carefully and to vote your shares as soon as possible, even if you plan to attend the meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this proxy statement.

We look forward to your participation.

Sincerely,

CHARLES R. SCHWAB	WALTER W. BETTINGER II
CO-CHAIRMAN	CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Notice of 2024 Annual Meeting of Stockholders

Date May 23, 2024	Time 11:00 a.m. Central Time	Location www.proxydocs.com/SCHW

Agenda

1. Elect five directors for three-year terms;

2. Vote to ratify the selection of independent auditors;

3. Vote for the approval, on an advisory basis, of compensation of named executive officers;

4. Vote on three stockholder proposals, if properly presented; and

5. Consider any other business properly coming before the meeting.

Stockholders who owned shares of our voting common stock at the close of business on March 25, 2024 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available during the 10 days prior to the meeting at our principal executive offices at 3000 Schwab Way, Westlake, Texas 76262.

By Order of the Board of Directors,

PETER J. MORGAN III

Managing Director, General Counsel and Corporate Secretary

IMPORTANT NOTICE

Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 23, 2024. The proxy statement and annual report to security holders are available in the “Investor Relations” section of our website at www.aboutschwab.com.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	i

Proxy Statement Summary

The Board of Directors (the board) of The Charles Schwab Corporation (the company) is making the solicitation for proxies to be voted at the 2024 Annual Meeting of Stockholders to be held on May 23, 2024 (the annual meeting). These proxy materials were first made available to stockholders on or about April 5, 2024.

This summary highlights information contained in the proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date & Time May 23, 2024 at 11 a.m. CT	Record Date March 25, 2024	Location www.proxydocs.com/SCHW

Voting Stockholders as of the record date are entitled to vote. Each share of voting common stock is entitled to one vote.*

Attending the Meeting Please follow the meeting attendance instructions contained in the proxy statement on page 86.

* Unless otherwise specified, references to “common stock” in this proxy statement do not include non-voting common stock.

Voting Proposals

	Board Recommendation	Page

Election of Directors

Walter W. Bettinger II	FOR	16

Joan T. Dea	FOR	18

Christopher V. Dodds	FOR	19

Bharat B. Masrani	FOR	24

Charles A. Ruffel	FOR	26

Ratification of Independent Auditors	FOR	36

Advisory Approval of Named Executive Officer (NEO) Compensation	FOR	39

Stockholder Proposal Requesting Changes to the Executive Compensation Program	AGAINST	76

Stockholder Proposal on Workforce Discrimination Risk Oversight and Impact	AGAINST	79

Stockholder Proposal on Pay Equity Disclosure	AGAINST	82

HOW TO VOTE

Internet	Telephone	Mail	During the Meeting
Visit www.proxydocs.com/ SCHW and follow the instructions on the website.	Call (866) 485-0358 and follow the instructions on your proxy card or your voting instruction form.	Sign, date and mail your proxy card or your voting instruction form.	While we encourage you to vote before the meeting, stockholders may vote online during the meeting by following the instructions on page 87.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	1

  PROXY STATEMENT SUMMARY

Director Nominees

We ask that you vote for the election of Walter W. Bettinger II, Joan T. Dea, Christopher V. Dodds, Bharat B. Masrani and Charles A. Ruffel. The following table provides summary information on these nominees. Complete biographical information is contained in the proxy statement.

Name	Age	Director Since	Occupation	Skills	Independent	Committees

Walter W. Bettinger II	63	2008	Co-Chairman and Chief Executive Officer, The Charles Schwab Corporation	Financial services expertise and leadership experience

Joan T. Dea	60	2017	Founder and Managing Director, Beckwith Investments LLC	Investment and consulting expertise, strategic planning, and leadership experience		Compensation, Nominating and Corporate Governance

Christopher V. Dodds	64	2014	Co-Founder and Managing Member, Crown Oak Advisors LLC	Leadership skills, knowledge of the financial service industry, and financial and accounting experience		Risk

Bharat B. Masrani	67	2020	Group President and Chief Executive Officer, The Toronto-Dominion Bank	Financial services expertise and international business and leadership experience		Risk

Charles A. Ruffel	68	2018	Managing Partner, Kudu Investment Management, LLC	Financial services and asset management expertise and leadership experience		Risk

2	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROXY STATEMENT SUMMARY

Independent Auditors

We ask that you ratify the appointment of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu Limited (collectively referred to as Deloitte) as the company’s independent registered public accounting firm for the 2024 fiscal year. While the Audit Committee has the sole authority to retain the independent auditors, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

Fees for services provided by Deloitte in the last two fiscal years were:

	2023	2022

Audit Fees	$11,532,307	$11,172,248

Audit-Related Fees	4,342,211	4,175,673

Tax Fees	45,400	109,179

All Other Fees	—	—

Total	$15,919,918	$15,457,100

Executive Compensation

We ask that you approve, on an advisory basis, the compensation of our NEOs. The NEOs are those executive officers listed in the 2023 Summary Compensation Table (the 2023 SCT). The advisory approval of NEO compensation is required by federal law, and while the vote is not binding, the Compensation Committee considers the vote as part of its evaluation of executive compensation programs.

The executive compensation program supports the company’s strategic objectives through the following design principles:

Pay for Performance	Stockholder Value Creation	Risk Management
◾ Link executives’ pay with company financial and stock price performance. ◾ Reward executives for individual performance.	◾ Promote profitable growth that delivers on the annual and long-term operating plan. ◾ Attract, retain, and reward talented executives.	◾ Create appropriate balance of risk and reward. ◾ Ensure effective governance and risk management practices are in place.

The Compensation Committee is dedicated to delivering a robust and balanced executive compensation program, in support of a strong link between executive pay and the company’s financial performance. The executive compensation program uses three compensation elements: base salary, annual cash incentives, and long-term equity-based incentives (LTIs).

Given the company’s financial performance in 2023, the Compensation Committee approved funding at 72.96% of the target award for the NEOs for annual cash incentives. The performance goal for performance-based restricted stock units (PBRSUs) granted in 2023 was set at Return on Tangible Common Equity (ROTCE) exceeding the Cost of Equity (COE); this aligns the executives’ incentives with the long-term interests of stockholders. The PBRSUs have cliff-vesting based on a three-year performance period.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	3

  PROXY STATEMENT SUMMARY

Summary compensation information for the NEOs is contained in the following table. As discussed in the proxy statement, these amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission (SEC) rules, and the amount that the executive actually receives may vary from what is reported in the equity columns of the table.

2023 Summary Compensation

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Walter W. Bettinger II Chief Executive Officer and Co-Chairman	1,500,000	—	10,950,019	7,300,015	4,104,000	17,710	23,871,744

Peter B. Crawford Managing Director and Chief Financial Officer	721,154	—	1,920,002	1,280,010	1,052,308	17,465	4,990,939

Joseph R. Martinetto Managing Director and Chief Operating Officer	921,154	—	3,720,042	2,480,020	2,016,222	17,614	9,155,052

Richard A. Wurster President	984,615	—	4,800,004	3,200,004	2,155,126	17,614	11,157,363

Charles R. Schwab Co-Chairman	884,616	—	3,000,041	2,000,016	1,613,539	17,518	7,515,730

Stockholder Proposals

There are three stockholder proposals to vote on that are described in the proxy statement.

4	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

Corporate Governance

Company Overview

The Charles Schwab Corporation is a savings and loan holding company that engages, through its subsidiaries, in wealth management, securities brokerage, banking, asset management, custody, and financial advisory services. As of December 31, 2023, the company had $8.52 trillion in client assets, 34.8 million active brokerage accounts, 5.2 million workplace plan participant accounts, and 1.8 million banking accounts.

The company was founded on the belief that all Americans deserve access to a better investing experience. Although much has changed in the intervening years, our purpose remains clear – to champion every client’s goals with passion and integrity. Guided by this purpose and our vision of being the most trusted leader in investment services, management has adopted a strategy described as “Through Clients’ Eyes.”

The Board of Directors

The board is committed to the company’s vision of being the most trusted leader in investment services and believes that good corporate governance and high ethical standards are duties that we owe to our investors, customers, and employees, and are key to our long-term success and the creation of long-term stockholder value. The board has the responsibility to hold management accountable for carrying out the company’s daily operations consistent with its strategic vision while navigating changes in the financial services industry, effectively managing risks, and responding to competitive pressures, new technologies, and an evolving regulatory environment.

Our practices to maintain board effectiveness include the following:

Board Leadership

Our Corporate Governance Guidelines provide that the roles of Chairman or Co-Chairman of the board and Chief Executive Officer may be separated or combined, and our board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Mr. Schwab and Mr. Bettinger serve as Co-Chairmen of the board, and Mr. Bettinger also serves as Chief Executive Officer. The board has carefully considered its leadership structure and determined that leveraging our founder, in the case of Mr. Schwab, and Chief Executive Officer, in the case of Mr. Bettinger, together as Co-Chairmen of the board currently serves the best

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	5

      CORPORATE GOVERNANCE

interests of the company and its stockholders. Specifically, the board believes that Mr. Schwab and Mr. Bettinger are best situated to serve as Co-Chairmen given their deep knowledge of our business and strategy as the founder and Chief Executive Officer of the company, respectively, and their ability to draw on that experience in order to provide leadership to the board. This structure also reflects Mr. Schwab’s and the board’s intention to ensure strategic and leadership continuity for the company by following a thoughtful and long-term succession plan.

As provided in our Corporate Governance Guidelines, non-management directors meet regularly in executive session without management and independent directors meet at least annually in executive session with only independent directors. The Chair of the Nominating and Corporate Governance Committee, Mr. Herringer, presides over these sessions. Through the independence of the board’s committees and the regular use of executive sessions led by Mr. Herringer, the board is able to maintain independent oversight of our business strategy, annual operating plan, and other corporate activities. These features ensure a full and free discussion of issues that are important to the company and its stockholders. At the same time, the board is able to take advantage of the unique blend of leadership, experience, and knowledge of our industry and business that Mr. Schwab and Mr. Bettinger bring to the roles of Co-Chairmen.

The board has four standing committees (Audit, Compensation, Nominating and Corporate Governance, and Risk). Given the role and scope of authority of these committees, and that over 76% of the directors are independent, the board believes that its leadership structure, with the Co-Chairmen of the board leading board discussions, and the Chair of the Nominating and Corporate Governance Committee leading executive sessions, is appropriate.

Director Independence

We have considered the independence of each director in accordance with New York Stock Exchange (NYSE) corporate governance standards. To assist us in our determination, we have general guidelines for independence. The guidelines for independence are available on the company’s website at www.aboutschwab.com/governance.

Based on our guidelines and NYSE corporate governance standards, we have determined that each of the company’s directors, except Mr. Schwab, Mr. Bettinger, Mr. Masrani, and Ms. Schwab-Pomerantz, is independent.

In determining independence, the board considers broadly all relevant facts and circumstances regarding a director’s relationships with the company. All non-employee directors receive compensation from the company for their service as directors, as disclosed in the “Director Compensation” section of this proxy statement, and are entitled to receive reimbursement for their expenses in traveling to and participating in board and committee meetings. As disclosed in the “Transactions with Related Persons” section of this proxy statement, some directors and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors and their affiliates are made in the ordinary course of business and as permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

In addition to the relationships outlined above and in “Transactions with Related Persons” the board considered the following as part of its determination of independence:

◾	Marianne C. Brown serves as a director of technology companies to which, or to the parent company of which, the company has made payments for products and services.

6	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

◾	Joan T. Dea’s spouse serves as a trustee of a nonprofit organization to which the company, its affiliates, or its charitable foundation have made donations.

◾	Mark A. Goldfarb serves as a member of an advisory council of a nonprofit organization to which the company, its affiliates, or its charitable foundation have made donations.

◾	Frank C. Herringer’s spouse serves as a trustee of a nonprofit organization to which the company, its affiliates, or its charitable foundation have made donations.

◾	Todd M. Ricketts serves as a director of a professional baseball organization to which the company has made payments in connection with sponsorship and advertising.

◾	Arun Sarin serves as a director of a consulting firm to which the company has made payments for consulting services.

Board Structure and Committees

The authorized number of directors is currently 17, and the company has 17 directors. There are five nominees for election this year and 11 directors will continue to serve the terms described in their biographies. Mr. Goldfarb’s term is expiring at the annual meeting, and he is not standing for re-election as a director, and accordingly, the authorized number of directors will be reduced from 17 to 16 effective at the annual meeting.

Directors currently serve staggered terms. Each director who is elected at an annual meeting of stockholders serves a three-year term, and the directors are divided into three classes.

The board held eight meetings in 2023. Each director attended at least 75% of applicable board and committee meetings during 2023. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2023, all of the then-serving directors attended the annual meeting, which was held virtually.

Risk Oversight

We believe a fundamental commitment to strong and effective risk management is integral to achieving the company’s vision and executing on its strategy to be the most trusted leader in investment services. As part of its oversight functions, the board is responsible for oversight of risk management at the company and for holding senior management accountable for implementing the board’s approved risk tolerance. The board exercises this oversight both directly and indirectly through its standing committees, each of which is delegated responsibility for specific risks and keeps the board informed of its oversight efforts through regular reports by each committee Chair. The Risk Committee assists the board in fulfilling its oversight responsibilities with respect to the company’s risk management program and provides reports to the board and the Audit Committee. Among other responsibilities, the Risk Committee reviews the company’s overall risk governance and approves the enterprise-wide risk management framework. In addition, the Risk Committee has oversight of independent risk management, liquidity, market risk, and capital adequacy and credit-related and other key policies. The Audit Committee reviews reports from management and the Risk Committee concerning the company’s risk assessment and major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee oversees incentive compensation risk and reviews the compensation program with respect to the potential impact of risk taking by employees. For further discussion of risk management at the company, please see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Management” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	7

Committees

Each of our four standing committees is chaired by an independent director. The Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors as determined by the board in accordance with its independence guidelines and NYSE corporate governance standards, and the Risk Committee is chaired by an independent director. In addition to these standing committees, the board may from time to time establish ad hoc committees to assist in various matters.

The board and its committees are currently composed of the following individuals:

Committee Memberships
Name	Independent	AC	CC	NCGC	RC
Charles R. Schwab
Walter W. Bettinger II
John K. Adams, Jr.	✓	C
Marianne C. Brown	✓				C
Joan T. Dea	✓		•	•
Christopher V. Dodds	✓				•
Stephen A. Ellis	✓	•		•
Mark A. Goldfarb	✓	•
Frank C. Herringer	✓		•	C
Brian M. Levitt	✓		VC
Gerri K. Martin-Flickinger	✓	•
Bharat B. Masrani					•
Todd M. Ricketts	✓	•
Charles A. Ruffel	✓				•
Arun Sarin	✓			•	•
Carolyn Schwab-Pomerantz					•
Paula A. Sneed	✓		C

AC CC	Audit Committee Compensation Committee	NCGC	Nominating and Corporate Governance Committee	RC	Risk Committee	Committee Member • Committee Chair C Committee Vice Chair VC

8	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  CORPORATE GOVERNANCE

Audit Committee	The Audit Committee held 13 meetings in 2023

None of the directors on the Audit Committee is or, during the past three years, has been an employee of the company or any of its subsidiaries. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies, including ours. The board has determined that all the members of the Audit Committee are financially literate in accordance with NYSE listing standards, and Mr. Adams, Mr. Ellis, and Mr. Goldfarb are Audit Committee financial experts in accordance with SEC rules.

Primary responsibilities:

  reviews and discusses with management and the independent auditors the company’s annual and quarterly financial statements and earnings releases and the integrity of the financial reporting process;

  reviews the qualifications, independence, and performance of the independent auditors;

reviews the activities and performance of the internal auditors; reviews processes in place to assess and manage major risk exposures; and reviews compliance with legal and regulatory requirements.

John K. Adams, Jr. (Chair)	Stephen A. Ellis	Mark A. Goldfarb	Gerri K. Martin-Flickinger	Todd M. Ricketts

Compensation Committee	The Compensation Committee held six meetings in 2023

Primary responsibilities:

  annually reviews and approves corporate goals and objectives relating to compensation of executive officers and other senior officers;

  reviews and determines the compensation of executive officers and other senior officers based on the achievement of performance goals and objectives;

  reviews and assesses the independence and work of any compensation consultant it retains;

  approves compensatory arrangements, including long-term awards, for executive officers and other senior officers;

  reviews and approves or recommends incentive compensation plans for executive officers and all equity-based incentive compensation plans; and

  oversees risk management of incentive compensation practices.

Paula A. Sneed (Chair)	Brian M. Levitt (Vice Chair)	Joan T. Dea	Frank C. Herringer

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	9

  CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	The Nominating and Corporate Governance Committee held four meetings in 2023
Primary responsibilities:

  identifies and evaluates individuals qualified to serve on the board;

  oversees environmental, social, and governance (ESG) policies, programs, and publications, and reviews reports from management on ESG activities;

  recommends nominees to fill vacancies on the board and each standing committee and recommends a slate of nominees for election or re-election as directors by the stockholders;

  makes recommendations regarding succession planning for the Chief Executive Officer and executive management; and

  assesses the performance of the board and its committees and recommends corporate governance guidelines for adoption by the board.

Frank C. Herringer (Chair)	Joan T. Dea	Stephen A. Ellis	Arun Sarin

Risk Committee	The Risk Committee held five meetings in 2023

Primary responsibilities:

  reviews the company’s overall risk governance and approves the enterprise-wide risk management framework to identify, measure, monitor, and control the major types of risk posed by the business of the company;

  reviews the performance and activities of the company’s independent risk management function;

  reviews capital and liquidity planning and the assessment of capital adequacy; and

  reviews and approves key policies with respect to oversight of specific risks, including capital, compliance, credit, liquidity, market, model, third-party, interest rate, information security, technology, data, reputational, strategic, and operational risk.

Marrianne C. Brown (Chair)	Christopher V. Dodds	Bharat B. Masrani	Charles A. Ruffel	Arun Sarin	Carolyn Schwab-Pomerantz

Each standing committee has a written charter. You may find a copy of these charters, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the company’s website at www.aboutschwab.com/governance. You also may request and obtain a paper copy of these items, without charge, from:

The Charles Schwab Corporation

Attn: Office of the Corporate Secretary

3000 Schwab Way

Westlake, Texas 76262

SchwabCorporateSecretary@Schwab.com

10	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  CORPORATE GOVERNANCE

Board Qualifications and Composition

The Nominating and Corporate Governance Committee regularly assesses the board’s composition in light of our business operations, complexity, asset size, and risk profile to assure appropriate succession, and our Corporate Governance Guidelines provide that the board should be composed of directors who have the qualifications necessary for effective service as determined in this assessment.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines, which are available on the company’s website at www.aboutschwab.com/governance. In addition, the Nominating and Corporate Governance Committee believes that the following specific, minimum qualifications must be met by any director nominee:

◾	ability to work together with other directors, with full and open discussion and debate, as an effective group;

◾

current knowledge of and experience in the company’s business or operations, or contacts in the communities in which the company does business or the industries relevant to the company’s business, or substantial business, financial, or industry-related experience commensurate with the business operations, complexity, asset size, and risk profile of the company; and

◾	willingness and ability to devote adequate time to the company’s business.

The Nominating and Corporate Governance Committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

◾	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge the director’s duties;

◾	diversity of experience, including the need for financial, business, academic, public sector, and other expertise on the board or board committees;

◾	diversity of background, including race, ethnicity, and gender; and

◾	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria need apply to every candidate.

Diversity

The Nominating and Corporate Governance Committee considers the qualifications and experience represented on the board when identifying director nominees and assessing the composition of the board. The board recognizes that a variety of viewpoints is vital to effective decision-making, constructive dialogue, and a healthy boardroom culture. As discussed in the “Director Qualifications” section above, the board’s evaluation encompasses the diversity of experience and background of directors. This consideration includes diversity of skill sets and experience as well as background, including race, ethnicity, and gender.

The Nominating and Corporate Governance Committee considers these qualifications and regularly assesses the overall effectiveness of the board in maintaining a balance of perspectives important to the company’s business. To this end, the Nominating and Corporate Governance Committee has acted repeatedly in recent years to increase board diversity. Since July 2020, three women directors and one underrepresented minority director have been added to the board, furthering board diversity.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	11

  CORPORATE GOVERNANCE

Skills and Competencies

Set forth below are some of the experience, skills, and competencies that the Nominating and Corporate Governance Committee views as important for the board as a whole to possess in light of the board’s areas of oversight of management.

For simplicity, each qualification is assigned to one category of oversight, even though some qualifications may pertain to multiple areas.

Board Oversight of Management	Related Qualifications and Experience

Carrying out the company’s daily operations consistent with its strategic vision	◾ Financial Services ◾ Banking ◾ Asset Management ◾ Brokerage/Investment Banking ◾ Business Operations ◾ ESG ◾ Ethnic and Gender Diversity

Navigating changes in the financial services industry and responding to competitive pressures and new technologies	◾ Strategic Planning ◾ Information Technology/Cybersecurity ◾ Marketing ◾ Academia

Overseeing the integrity of the company’s financial statements and financial reporting process	◾ Finance ◾ Accounting ◾ Public Company Executive Experience ◾ Public Company Board Experience

Ensuring compliance with legal and regulatory requirements	◾ Regulatory ◾ Government Service ◾ International Business

Implementing the board’s approved risk tolerance, maintaining the company’s risk management and control program, and operating the company’s business in a safe and sound manner	◾ Risk Management

12	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  CORPORATE GOVERNANCE

The following matrix highlights the qualifications and experience represented by our director nominees and continuing directors:

Qualifications and Experience
Public Company Executive Experience		•	•	•	•		•	•	•	•			•	•		•
Public Company Board Experience	•		•	•	•	•	•	•	•	•	•		•	•		•
Financial Services	•	•	•	•	•	•	•	•		•	•			•	•
Banking	•	•	•	•	•		•	•		•				•
Asset Management	•	•	•	•	•	•	•			•		•		•
Brokerage/Investment Banking	•	•	•	•	•					•	•	•		•	•
Strategic Planning	•	•	•	•	•		•	•	•	•		•	•	•	•	•
Finance	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Business Operations		•	•			•	•	•		•	•	•	•	•		•
Information Technology/Cybersecurity			•						•		•	•	•
Marketing		•		•					•	•		•	•	•	•	•
Regulatory	•	•			•		•	•		•		•	•	•
Accounting		•			•					•
Risk Management		•	•		•		•	•	•	•		•	•		•
Government Service							•							•	•
International Business		•	•	•		•		•	•	•		•	•	•
Academia						•
Environmental, Social, and Governance	•	•		•		•	•	•		•	•	•	•	•	•	•

Additional Qualifications and Information
Audit Committee Financial Expert	•					•
Other Current Public Boards			3					1		1			2

Board Tenure, Age and Diversity
Tenure	9	16	4	7	10	12	28	4	4	4	4	6	15	38	2	22
Age	68	63	65	60	64	61	81	76	61	67	54	68	69	86	64	76
Racial/Ethnic Diversity
Asian										•			•
Black or African American																•
Hispanic or Latino
American Indian or Alaskan Native
Native Hawaiian or Pacific Islander
White/Caucasian	•	•	•	•	•	•	•	•	•		•	•		•	•
Gender	M	M	F	F	M	M	M	M	F	M	M	M	M	M	F	F

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	13

  CORPORATE GOVERNANCE

Succession Planning and Refreshment

The board views the annual nomination process conducted by the Nominating and Corporate Governance Committee, including its review of the skills and competencies represented on the board and the self-assessment process, as critical elements in planning for board succession. In addition, the Chair of the Nominating and Corporate Governance Committee discusses with each board member the member’s perspective on succession planning, including overall size and composition, tenure, and the effectiveness of the board and board committees. The Chair of the Nominating and Corporate Governance Committee also speaks with the Chairs of the Audit Committee, Compensation Committee, and Risk Committee about any particular succession issues that may affect their committees. As part of the succession planning process, the Nominating and Corporate Governance Committee considers the contributions made by directors with deep knowledge and experience with the company and its business through continued service over the years, as well as the need to refresh the board with new insights and perspectives. The board has demonstrated its commitment to refreshment by adding six new directors, including three women and one underrepresented minority, since the beginning of 2020.

As part of board succession planning, the Nominating and Corporate Governance Committee plans for anticipated vacancies, including those due to directors’ plans for retirement or expected changes in status. The Nominating and Corporate Governance Committee evaluates potential needs for skills and experience due to anticipated departures.

Board and Committee Evaluations

The Nominating and Corporate Governance Committee leads the board in its annual self-evaluation of the performance of the board and its committees to determine whether they are functioning effectively. The charters of each committee require an annual performance evaluation. Committee self-evaluations are conducted by the Chair of each committee and are reported to the full board by the respective Chairs. The Chair of the Nominating and Corporate Governance Committee reviews any issues arising from the committee self-evaluations with the Chairs of the other board committees. The Chair of the Nominating and Corporate Governance Committee also discusses the results of the board self-evaluation with the full board. The respective committee or the full board, as appropriate, will take such steps as are necessary or advisable to address weaknesses or deficiencies identified as part of the performance evaluation process.

Environmental, Social, and Governance Practices

The company is invested in the success of its clients, employees, and communities. We describe certain of our ESG initiatives more fully on the “Citizenship” section of our website and in our Environmental, Social, and Governance Report, which is available at www.aboutschwab.com/citizenship. Information available on or through the company’s website is not incorporated by reference into and is not part of this proxy statement, and any references to the website are intended to be inactive textual references only.

14	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One: Election of Directors

Nominees for directors this year are:

Walter W. Bettinger II	Joan T. Dea	Christopher V. Dodds	Bharat B. Masrani	Charles A. Ruffel

Each nominee has consented to serve a three-year term and is presently a director of the company. Biographical information about each of the company’s director nominees and continuing directors is contained in the following section.

Mark A. Goldfarb, who is a current director and whose term is expiring at the annual meeting, is not standing for re-election as a director, and accordingly, the size of the board will be reduced from 17 directors to 16 directors effective at the annual meeting. We would like to thank Mr. Goldfarb for his service on the board since 2012 and his important contributions to the company in that time.

Director Nominees and Continuing Directors

DIRECTOR SINCE 2015 AGE AT ANNUAL MEETING: 68 INDEPENDENT DIRECTOR COMMITTEES Audit	John K. Adams, Jr.

Mr. Adams is a former Managing Director in the Financial Institutions Group at UBS Investment Bank (UBS), a financial services firm, where he served from 2002 until 2013. Prior to joining UBS, Mr. Adams was with Credit Suisse’s Financial Institutions Group from 1985 until 2002. He has served as a member of the Board of Directors of Charles Schwab Bank, SSB (CSB), since 2015. He served as a member of the Board of Directors of Navient Corporation, a financial services company that services and collects student loans, from 2014 to 2018. Mr. Adams’ term expires in 2025.

Mr. Adams has significant experience with respect to the financial services industry, investment banking, capital markets, and mergers and acquisitions, having served as head of UBS’ North American banks practice and in Credit Suisse’s Financial Institutions Group.

	CAREER EXPERIENCE UBS Investment Bank Managing Director (2002-2013) Credit Suisse Financial Institutions Group (1985-2002)	QUALIFICATIONS Public Company Board Financial Services Banking Asset Management Brokerage/Investment Banking Strategic Planning Finance Regulatory Environmental, Social, and Governance

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	15

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2008 AGE AT ANNUAL MEETING: 63	Walter W. Bettinger II

Mr. Bettinger has served as Chief Executive Officer of the company and a member of the board since 2008. He has served as Co-Chairman since 2022 and served as President of the company from 2008 until 2021. He also serves as Co-Chairman of CSB and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust, and Schwab Strategic Trust, all registered investment companies managed by an affiliate of the company. He also served as Chief Operating Officer from 2007 until 2008, Executive Vice President and President – Schwab Investor Services from 2005 until 2007, Executive Vice President and Chief Operating Officer – Individual Investor Enterprise from 2004 until 2005, Executive Vice President and President – Corporate Services from 2002 until 2004, and Executive Vice President and President – Retirement Plan Services from 2000 until 2002. Mr. Bettinger joined the company in 1995 as part of the acquisition of The Hampton Company, which he founded in 1983. Mr. Bettinger is a nominee for election this year.

Mr. Bettinger has significant financial services experience, having served in a senior executive role overseeing sales, service, marketing, and operations for more than 40 years. As Chief Executive Officer of the company, Mr. Bettinger works closely with the board in evaluating and enhancing the strategic position of the company.

CAREER EXPERIENCE

The Charles Schwab Corporation

Co-Chairman (2022-present)

Chief Executive Officer (2008-present)

President (2008-2021)

Chief Operating Officer (2007-2008)

Multiple Executive Vice President

positions (2000-2007)

QUALIFICATIONS

Public Company Executive

Financial Services

Banking

Asset Management

Brokerage/Investment Banking

Strategic Planning

Finance

Business Operations

Marketing

Regulatory

Accounting

Risk Management

International Business

Environmental, Social, and Governance

16	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2020 AGE AT ANNUAL MEETING: 65 INDEPENDENT DIRECTOR COMMITTEES Risk	Marianne C. Brown

Ms. Brown is the former Co-Chief Operating Officer of Fidelity National Information Services, Inc. (FIS), a financial services technology company, where she served from 2018 to 2019. She served as Chief Operating Officer, Institutional and Wholesale Business, of FIS from 2015, when it acquired SunGard Financial Systems LLC (SunGard), a software and IT services provider, to 2018. She served as the Chief Operating Officer of SunGard Financial Systems from 2014 to 2015. Prior to that, Ms. Brown was the Chief Executive Officer and President of Omgeo LLC, a financial services technology company, from 2006 to 2014. Before joining Omgeo LLC, she was the Chief Executive Officer of the Securities Industry Automation Corporation, a technical services company and subsidiary of the NYSE. Ms. Brown began her career at Automatic Data Processing, where she last served as general manager of Brokerage Processing Services, which spun off to become part of Broadridge Financial Services. Ms. Brown has served as a member of the Board of Directors of CSB since 2021. She has served as a member of the Boards of Directors of Northrop Grumman Corporation, an aerospace and defense technology company, since 2015, and Akamai Technologies, Inc., a cybersecurity company, since 2020. Ms. Brown also served on the Board of Directors of VMware, Inc. (VMware), a software and cloud computing company, from 2019 to November 2023, when VMware was acquired by Broadcom Inc. She has served on the Board of Directors of International Business Machines Corporation (IBM), a global technology company, since December 2023. Ms. Brown’s term expires in 2026.

Ms. Brown brings financial technology expertise and significant public company board experience to the board, having served as an executive at several financial technology companies and as a director of other public company boards.

CAREER EXPERIENCE

Fidelity National Information Services, Inc.

Co-Chief Operating Officer (2018-2019)

Chief Operating Officer (2015-2018)

SunGard Financial Systems, LLC

Chief Operating Officer (2014-2015)

Omgeo LLC

President and Chief Executive Officer (2006-2014)

QUALIFICATIONS

Public Company Executive

Public Company Board

Financial Services

Banking

Asset Management

Brokerage/Investment Banking

Strategic Planning

Business Operations

Information Technology/Cybersecurity

Risk Management

International Business

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	17

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2017 AGE AT ANNUAL MEETING: 60 INDEPENDENT DIRECTOR COMMITTEES Compensation Nominating and Corporate Governance	Joan T. Dea

Ms. Dea is the founder of Beckwith Investments LLC, a private investment and consulting firm, and has served as Managing Director since 2008. She served on the Executive Committee of BMO Financial Group from 2003 to 2008, most recently as Executive Vice President, Strategic Management and Corporate Marketing. She was previously a partner and director at Boston Consulting Group from 1994 to 2003, where she was a leader in the global financial services practice. She has served as a member of the Board of Directors of CSB since 2011 and Cineplex Inc., a diversified media company, since 2006. She served as a member of the Board of Directors of Performance Sports Group, a sports equipment and apparel company, from 2015 to 2017 and Torstar Corporation, a media company, from 2009 to 2015. Ms. Dea is a nominee for election this year.

Ms. Dea brings public company, leadership, strategy, governance, and financial services experience to the board, having served in a variety of executive leadership positions at BMO Financial Group and Boston Consulting Group.

CAREER EXPERIENCE Beckwith Investments LLC Managing Director (2008-present) BMO Financial Group Executive Committee (2003-2008) Boston Consulting Group Partner and Director (1994-2003)

QUALIFICATIONS

Public Company Executive

Public Company Board

Financial Services

Banking

Asset Management

Brokerage/Investment Banking

Strategic Planning

Finance

Marketing

International Business

Environmental, Social, and Governance

18	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2014 AGE AT ANNUAL MEETING: 64 INDEPENDENT DIRECTOR COMMITTEES Risk	Christopher V. Dodds

Mr. Dodds has served as the Co-Founder and Managing Member of Crown Oak Advisors LLC, a registered investment advisor, since 2020. Mr. Dodds has also served as a senior advisor at The Cynosure Group, a private equity firm, since 2018. He served as a senior advisor at The Carlyle Group, a private equity firm, from 2008 to 2018. From 1986 to 2007, Mr. Dodds held several key positions at the company, including Executive Vice President and Chief Financial Officer. He has served as a member of the Board of Directors of CSB since 2007. He served as a member of the Board of Directors of Investment Technology Group, Inc., a brokerage and financial markets technology company, from 2008 to 2015. Mr. Dodds is a nominee for election this year.

Mr. Dodds brings leadership skills, knowledge of the financial services industry, and financial and accounting experience. He has deep knowledge of the company and its business, having served as its Chief Financial Officer from 1999 until 2007, and as a member of the Board of Directors of CSB since 2007.

CAREER EXPERIENCE

Crown Oak Advisors, LLC

Managing Member (2020-present)

The Cynosure Group

Senior Advisor (2018-present)

The Carlyle Group

Senior Advisor (2008-2018)

The Charles Schwab Corporation

Chief Financial Officer (1999-2007)

QUALIFICATIONS Public Company Executive Public Company Board Financial Services Banking Asset Management Brokerage/Investment Banking Strategic Planning Finance Regulatory Accounting Risk Management

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	19

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2012 AGE AT ANNUAL MEETING: 61 INDEPENDENT DIRECTOR COMMITTEES Audit Nominating and Corporate Governance	Stephen A. Ellis

Mr. Ellis is a Managing Partner at TPG, a private equity and alternative investment firm, where he co-leads The Rise Fund, the firm’s impact investing platform. Prior to joining TPG in 2015, he served as Chief Executive Officer of Asurion, LLC (Asurion), a provider of consumer technology protection services, from 2012 through 2015. Prior to Asurion, Mr. Ellis served as Worldwide Managing Director of Bain & Company (Bain), a management consulting firm, from 2005 until 2012, and as Managing Partner for Bain’s West Coast offices from 1999 through 2004. Mr. Ellis joined Bain in 1993. Mr. Ellis served as a member of the Board of Directors of e.l.f. Beauty, Inc., a cosmetics company, in 2019. Mr. Ellis’ term expires in 2025.

Mr. Ellis brings leadership and management skills, investment expertise, and experience in global management consulting to the board, having served as Worldwide Managing Director of Bain, Chief Executive Officer of Asurion, and as a Managing Partner at TPG.

	CAREER EXPERIENCE TPG Managing Partner (2015-present) Asurion, LLC Chief Executive Officer (2012-2015) Bain & Company Worldwide Managing Director (2005-2012)	QUALIFICATIONS Public Company Board Financial Services Asset Management Strategic Planning Finance Business Operations International Business Academia Environmental, Social, and Governance

20	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 1996 AGE AT ANNUAL MEETING: 81 INDEPENDENT DIRECTOR COMMITTEES Compensation Nominating and Corporate Governance	Frank C. Herringer

Mr. Herringer is the former Chairman of the Board and Chief Executive Officer of Transamerica, a financial services company. He served as Chairman of the Board of Transamerica from 1996 until 2015, Chief Executive Officer from 1991 until 1999 and President from 1986 until 1999, when Transamerica was acquired by AEGON N.V. (AEGON). From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of AEGON and as Chairman of the Board of AEGON USA, Inc. Mr. Herringer served as a member of the Board of Directors of Transamerica from 1986 to 2018. Mr. Herringer served as a member of the Boards of Directors of Amgen Inc. from 2004 to 2019, Cardax Pharmaceuticals, Inc. from 2006 to 2015, and Safeway, Inc. from 2008 to 2015. Mr. Herringer’s term expires in 2026.

Mr. Herringer brings public company knowledge and leadership experience to the board, having served as Chief Executive Officer of Transamerica, and his service at Transamerica and AEGON contributes to his knowledge of the financial services industry. Mr. Herringer brings insights to the board from his service on other public company boards.

CAREER EXPERIENCE Transamerica Corporation Chairman of the Board (1996-2015) Chief Executive Officer (1991-1999)

QUALIFICATIONS

Public Company Executive

Public Company Board

Financial Services

Strategic Planning

Business Operations

Finance

Regulatory

Risk Management

Government Service

Environmental, Social, and Governance

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	21

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2020 AGE AT ANNUAL MEETING: 76 INDEPENDENT DIRECTOR COMMITTEES Compensation	Brian M. Levitt

Mr. Levitt served as the Board Chair of The Toronto-Dominion Bank (TD Bank), a Canadian chartered bank, from 2011 to February 2024, and has been a director since 2008. Mr. Levitt has announced his retirement from the Board of Directors of TD Bank effective as of April 18, 2024. He also served as a member of the Board of Directors of TD Ameritrade Holding Corporation (TD Ameritrade) from 2016 to 2020. Mr. Levitt previously served as President and then Chief Executive Officer of Imasco Limited, a consumer products and services company, from 1991 to 2000, and served in various executive and non-executive leadership positions at the law firm Osler, Hoskin & Harcourt LLP from 2001 to 2015, where he most recently served as Vice-Chair. Mr. Levitt has served as a member of the Board of Directors of Xebec Adsorption Inc., a clean energy company, since 2021. He also served as a member of the Board of Directors of Domtar Corporation, a paper manufacturing company, from 2007 to 2021, Stelco Holdings, Inc., a primary steel producer, from 2017 to 2019, and Talisman Energy Inc., an oil and gas producer, from 2013 to 2015. Mr. Levitt’s term expires in 2025.

Mr. Levitt is one of the two directors currently designated by TD Bank. He brings significant strategy, governance, financial services, and public company board experience to the board.

CAREER EXPERIENCE The Toronto-Dominion Bank Board Chair (2011-2024) Osler, Hoskin & Harcourt LLP Partner (2001-2015) Imasco Limited President and Chief Executive Officer (1991-2000)

QUALIFICATIONS

Public Company Executive

Public Company Board

Financial Services

Banking

Strategic Planning

Finance

Business Operations

Regulatory

Risk Management

International Business

Environmental, Social, and Governance

22	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2020 AGE AT ANNUAL MEETING: 61 INDEPENDENT DIRECTOR COMMITTEES Audit	Gerri K. Martin-Flickinger

Ms. Martin-Flickinger is a former Executive Vice President and Chief Technology Officer of Starbucks Corporation (Starbucks), a coffeehouse chain and coffee roasting company, where she served from 2015 to 2021. Prior to joining Starbucks in 2015, Ms. Martin-Flickinger served as Senior Vice President and Chief Information Officer of Adobe Inc. (Adobe), a computer software company, from 2006 to 2015, where she led portions of Adobe’s technology transformation to a cloud-based, subscription services business. She has previously served as Chief Information Officer at VeriSign, Inc. (VeriSign), Network Associates, Inc. (Network Associates), and McAfee Associates, Inc. (McAfee). She began her career at Chevron Corporation, where she held several senior positions. Ms. Martin-Flickinger served as a member of the Board of Directors of Tableau Software, Inc., a computer software company, from 2018 to 2019. Ms. Martin-Flickinger’s term expires in 2026.

Ms. Martin-Flickinger brings consumer retail and customer-digital knowledge and executive leadership experience to the board, having served as Executive Vice President and the Chief Technology Officer of Starbucks. She brings technology company industry insight and cybersecurity experience having served as Chief Information Officer of Adobe, Verisign, Network Associates, and McAfee, and public company board experience with Tableau Software.

	CAREER EXPERIENCE Starbucks Corporation Executive Vice President and Chief Technology Officer (2015-2021) Adobe Inc. Senior Vice President and Chief Information Officer (2006-2015)	QUALIFICATIONS Public Company Executive Public Company Board Strategic Planning Finance Information Technology/Cybersecurity Marketing Risk Management International Business

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	23

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2020 AGE AT ANNUAL MEETING: 67 COMMITTEES Risk	Bharat B. Masrani

Mr. Masrani has served as Group President and Chief Executive Officer of TD Bank since 2014. He served as Chief Operating Officer of TD Bank from 2013 to 2014. He served as Group Head, U.S. Personal and Commercial Banking, of TD Bank and President and Chief Executive Officer of TD Bank US Holding Company and TD Bank, N.A., subsidiaries of TD Bank, from 2008 until 2013. In 2006, Mr. Masrani became the President of TD Banknorth and, in 2007, President and CEO. From 2003 to 2006, he served as Vice Chair and Chief Risk Officer of TD Bank. Mr. Masrani began his banking career with TD Bank in 1987. From 2013 to 2020, Mr. Masrani served as member of the Board of Directors of TD Ameritrade. Mr. Masrani has served as a member of the Board of Directors of TD Bank since 2014. He has served as a member of the Board of Directors of The Clearing House since 2014 and the Bank Policy Institute since 2018. Mr. Masrani is a nominee for election this year.

Mr. Masrani is one of the two directors currently designated by TD Bank. He brings leadership and risk management skills, knowledge of the banking and the financial services industry, and international experience to the board, having served as Chief Executive Officer of TD Bank.

CAREER EXPERIENCE The Toronto-Dominion Bank Group President and Chief Executive Officer (2014-present) Chief Operating Officer (2013-2014) Group Head, U.S. Personal and Commercial Banking (2008-2013)

QUALIFICATIONS

Public Company Executive

Public Company Board

Financial Services

Banking

Asset Management

Brokerage/Investment Banking

Strategic Planning

Finance

Business Operations

Marketing

Regulatory

Accounting

Risk Management

International Business

Environmental, Social, and

Governance

24	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2020 AGE AT ANNUAL MEETING: 54 INDEPENDENT DIRECTOR COMMITTEES Audit	Todd M. Ricketts

Mr. Ricketts served as a member of the Board of Directors of TD Ameritrade, a registered broker-dealer and investment advisory firm, from 2011 to 2020. He has managed his personal investment portfolio since 2001. Mr. Ricketts previously served as Corporate Secretary and Director of Business Development for TD Ameritrade. Mr. Ricketts has served as a member of the Board of Directors of CSB since 2023. Mr. Ricketts has also served as a member of the Board of Directors of the parent company of the Chicago Cubs, Chicago Baseball Holdings, LLC, since 2009. Mr. Ricketts’ term expires in 2026.

He brings business management and financial experience to the board through his entrepreneurial and financial services industry experience.

	CAREER EXPERIENCE Chicago Baseball Holdings, LLC Director (2009-present) TD Ameritrade Holding Corporation Director (2011-2020)	QUALIFICATIONS Public Company Board Financial Services Brokerage/Investment Banking Finance Business Operations Information Technology/Cybersecurity Environmental, Social, and Governance

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	25

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2018 AGE AT ANNUAL MEETING: 68 INDEPENDENT DIRECTOR COMMITTEES Risk	Charles A. Ruffel

Mr. Ruffel is the founder and Managing Partner of Kudu Investment Management, LLC, a private equity firm. He served as Chief Executive Officer and Managing Partner of Kudu Advisors, LLC, an investment banking company, from 2009 to 2015. He was the founder and Chief Executive Officer of Asset International, Inc., an information provider in the field of asset management, retirement, and bank services, from 1989 to 2010. He served as a trustee of Schwab Strategic Trust from 2009 to 2018 and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, Laudus Trust, and Laudus Institutional Trust from 2015 to 2018. He has served as a member of the Board of Directors of CSB since 2018. Mr. Ruffel served as a member of the Board of Directors of Aspire Financial Services, LLC, a financial services and retirement planning company, from 2012 to 2019. Mr. Ruffel is a nominee for election this year.

Mr. Ruffel brings financial and leadership experience to the board, having served as Chief Executive Officer of Kudu Advisors, LLC and Asset International, Inc. He brings insight to the board from his service as a trustee of numerous asset management funds of the company.

CAREER EXPERIENCE Kudu Investment Management, LLC Managing Partner (2015-present) Kudu Advisors, LLC Managing Partner (2009-2015) Asset International, Inc. Chief Executive Officer (1998-2010)

QUALIFICATIONS

Asset Management

Brokerage/Investment Banking

Strategic Planning

Finance

Business Operations

Information Technology/Cybersecurity

Marketing

Regulatory

Risk Management

International Business

Environmental, Social, and Governance

26	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2009 AGE AT ANNUAL MEETING: 69 INDEPENDENT DIRECTOR COMMITTEES Nominating and Corporate Governance Risk	Arun Sarin

Mr. Sarin served as Chief Executive Officer of Vodafone Group Plc (Vodafone), a mobile telecommunications company, from 2003 until his retirement in 2008. Beginning in 1984, he held a variety of management positions with Pacific Telesis Group, a telecommunications company, and AirTouch Communications, Inc. (AirTouch), a wireless telecommunications company, which was spun off from Pacific Telesis Group in 1994. He was appointed President and Chief Operating Officer of AirTouch in 1997. In 1999, Mr. Sarin was appointed Chief Executive Officer of Vodafone’s US/AsiaPacific region. He left Vodafone in 2000 to become Chief Executive Officer of Infospace, Inc., an information technology company. From 2002 until 2003, he served as Chief Executive Officer of Accel-KKR Telecom, a private equity firm. He served as a non-executive director of the Court of the Bank of England from 2005 until 2009. He served as a member of the Board of Directors of Blackhawk Network Holdings, Inc. from 2009 to 2018, Safeway, Inc. from 2009 to 2015, and Cisco Systems, Inc. from 2009 to 2020, and Chairman of the Board of Trepont Acquisition Corp I, a special purpose acquisition company, from 2020 to 2022. Mr. Sarin has served as a member of the Board of Directors of Accenture PLC, a consulting and information technology services company, since 2015. He has served as Chairman of the Board of Cerence Inc., an automotive software company, and as a member of the Board of Directors of Ola Electric Mobility Limited, an electric vehicle company, since 2019. Mr. Sarin’s term expires in 2025.

Mr. Sarin brings public company knowledge, information technology/cybersecurity experience, and leadership experience to the board, having served as President and Chief Operating Officer of AirTouch and Chief Executive Officer of Vodafone. He brings insights to the board from his service on other public company boards.

CAREER EXPERIENCE

Trepont Acquisition Corp I

Chairman (2020-2022)

Vodafone Group Plc

Chief Executive Officer (2003-2008)

Accel-KKR Telecom

Chief Executive Officer (2001-2003)

Infospace, Inc.

Chief Executive Officer (2000-2001)

QUALIFICATIONS

Public Company Executive

Public Company Board

Strategic Planning

Finance

Business Operations

Information Technology/Cybersecurity

Marketing

Regulatory

Risk Management

International Business

Environmental, Social, and Governance

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	27

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 1986 AGE AT ANNUAL MEETING: 86	Charles R. Schwab

Mr. Schwab has served as a director of the company since its incorporation in 1986, having served as Co-Chairman since 2022 and as Chairman from 1986 to 2022. Mr. Schwab served as Chief Executive Officer of the company from 1986 to 1997 and from 2004 until 2008. He served as Co-Chief Executive Officer of the company from 1998 to 2003. Mr. Schwab was a founder of Charles Schwab & Co., Inc. (CS&Co) in 1971 and served as its Chief Executive Officer from 2004 until 2008. Mr. Schwab served as Chairman and trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, and Laudus Trust, all registered investment companies, through 2015. Mr. Schwab is the father of Carolyn Schwab-Pomerantz, a member of the Company’s board. Mr. Schwab’s term expires in 2025.

Mr. Schwab is the founder of the company, was the Chief Executive Officer of the company, and has been the Chairman or Co-Chairman since its inception. His vision continues to drive the company’s growth.

CAREER EXPERIENCE

The Charles Schwab Corporation

Co-Chairman (2022-present)

Chairman (1986-2022)

Chief Executive Officer (1986-1997;

2004-2008)

Co-Chief Executive Officer (1998-2003)

Charles Schwab & Co. Inc.

Chief Executive Officer (2004-2008)

QUALIFICATIONS

Public Company Executive

Public Company Board

Financial Services

Banking

Asset Management

Brokerage/Investment Banking

Strategic Planning

Finance

Business Operations

Marketing

Regulatory

International Business

Environmental, Social, and Governance

28	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2022 AGE AT ANNUAL MEETING: 64 COMMITTEES Risk	Carolyn Schwab-Pomerantz

Ms. Schwab-Pomerantz was employed by CS&Co for 40 years. She served as Managing Director, Consumer Education of CS&Co from 2022 to 2023 and served as Senior Vice President, Consumer Education of CS&Co from 2005 to 2022. Ms. Schwab-Pomerantz also served as President of Charles Schwab Foundation, the Company’s charitable foundation, from 2002 to 2023, and as Chair of Charles Schwab Foundation from 2014 to 2023. She also served as Chair of Schwab Charitable Fund, a donor-advised fund, from 2012 to 2023, and as Chair of the Board of Governors for Boys & Girls Clubs of America, a nonprofit corporation, from 2021 to 2022 (and has served as Chair Emeritus since 2023). Ms. Schwab-Pomerantz is the daughter of the company’s Co-Chairman and founder Charles R. Schwab. Ms. Schwab-Pomerantz’s term expires in 2026.

Ms. Schwab-Pomerantz has significant financial services and environmental, social, and governance experience, having served in a senior role overseeing consumer education with the company from 2005 to 2023 and including through her roles with Charles Schwab Foundation, Schwab Charitable Fund, and Boys & Girls Clubs of America.

CAREER EXPERIENCE

Charles Schwab Foundation

Chair (2004-2023)

President (2002-2023)

Charles Schwab & Co., Inc.

Managing Director – Consumer

Education (2022-2023)

Senior Vice President – Consumer

Education (2005-2022)

QUALIFICATIONS Financial Services Brokerage/Investment Banking Strategic Planning Finance Marketing Risk Management Government Service Environmental, Social, and Governance

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	29

  PROPOSAL ONE: ELECTION OF DIRECTORS

DIRECTOR SINCE 2002 AGE AT ANNUAL MEETING: 76 INDEPENDENT DIRECTOR COMMITTEES Compensation	Paula A. Sneed

Ms. Sneed is Chairman and Chief Executive Officer of Phelps Prescott Group, LLC (Phelps Prescott), a strategy and management consulting firm. She served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, Inc. (Kraft), a global food and beverage company, from 2005 until her retirement in 2006; Senior Vice President, Global Marketing Resources and Initiatives from 2004 to 2005; and Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft, from 2000 until 2004. She joined General Foods Corporation (which later merged with Kraft) in 1977 and held a variety of senior executive positions, including Chief Marketing Officer, Executive Vice President and President eCommerce division, Executive Vice President and President Desserts division, and Senior Vice President and President Food Service division. Ms. Sneed served as a member of the Board of Directors of Berry Global Group, Inc., a package manufacturing company, from 2018 to 2022; as a member of the Board of Directors of TE Connectivity, Ltd., a manufacturer of engineered electronic components, network solutions, and telecommunications systems, from 2007 to 2020; and as a member of the Board of Directors of Airgas, Inc. from 1999 to 2016. Ms. Sneed’s term expires in 2025.

Ms. Sneed brings marketing skills and general management and executive leadership experience to the board, having served in a variety of senior executive positions at Kraft, and as Chairman and Chief Executive Officer of Phelps Prescott. She brings insights to the board through her service on other public company boards.

CAREER EXPERIENCE

Phelps Prescott Group, LLC

Chairman and Chief Executive

Officer (2007-present)

Kraft Foods, Inc.

Executive Vice President (2005-2006)

Senior Vice President (2004-2005)

Kraft Foods North America

Executive Vice President (2000-2004)

QUALIFICATIONS Public Company Executive Public Company Board Strategic Planning Business Operations Marketing Environmental, Social, and Governance

30	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominations

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this year’s proxy statement.

The committee has a policy to consider candidates recommended by stockholders. The policy requires written stockholder recommendations that include the following information: (i) the name, address, and contact information of the recommending stockholder; (ii) proof of the stockholder’s share ownership; (iii) a resume or statement of the candidate’s qualifications; and (iv) a statement of the stockholder’s relationship with the proposed candidate or interest in the proposed candidacy. The written recommendation must be addressed to the Office of the Corporate Secretary at the address provided in the “Corporate Governance” section of this proxy statement, or by email to SchwabCorporateSecretary@Schwab.com.

Identifying and Evaluating Candidates for Director

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of board members in the context of the current composition of the board, as well as director qualifications as determined by the board. The committee evaluates attributes and capabilities valuable to the company’s business and commensurate with the size, complexity, and risk profile of the company and, as needed, to bring fresh perspective to the board. Candidates considered for nomination to the board may come from several sources, including current and former directors, professional search firms, and stockholder recommendations. Nominees for director are evaluated, in consultation with the company’s Co-Chairmen, by the Nominating and Corporate Governance Committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential candidates.

Communications With the Board of Directors

If you wish to communicate with the board, the Chair of the Nominating and Corporate Governance Committee, or the independent directors as a group, you may send your communication in writing to the Office of the Corporate Secretary at the address provided in the “Corporate Governance” section of this proxy statement or by email to SchwabCorporateSecretary@Schwab.com. You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Office of the Corporate Secretary will compile all communications, summarize lengthy, repetitive, or duplicative communications, and forward them to the appropriate director or directors. The Office of the Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. In such cases, the Office of the Corporate Secretary will retain a copy of such communication for review by any director upon the director’s request.

Director Compensation

The Compensation Committee reviews, approves, and establishes guidelines for the compensation of directors, including appropriate levels of compensation for service on board committees. In 2023, the Compensation Committee conducted a review of non-employee director compensation with input from its outside consultant, Semler Brossy Consulting Group LLC (Semler Brossy). This review included a comparison to the company’s peer group. Based on this review and upon recommendation by the Compensation Committee, the board did not approve any changes to either the annual cash or annual equity retainers for committee Chairs and members. Mr. Schwab and Mr. Bettinger, who are employed by the company, receive no additional compensation for their service as directors, and Ms. Schwab-Pomerantz received no additional compensation for her service as director during the period in which she was employed by the company.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	31

  PROPOSAL ONE: ELECTION OF DIRECTORS

Cash Retainers

For 2023, each non-employee director received an annual cash retainer in the amount of $100,000. In addition, the Chairs of the Audit Committee and the Risk Committee each received an annual cash retainer of $50,000, and the other members of the Audit Committee and the Risk Committee each received an annual cash retainer of $20,000. The Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each received an annual cash retainer of $50,000, and the other members of the Compensation Committee and the Nominating and Corporate Governance Committee each received an annual cash retainer of $15,000.

There are no fees for attendance at board or committee meetings, but the board retains the discretion to establish special committees and to pay a special retainer to the Chair and the members of any special committee.

Equity Grants

For 2023, each non-employee director received an annual equity grant under the 2022 Stock Incentive Plan, with an aggregate value of $215,000. This equity grant was awarded 60% in restricted stock units (RSUs) and 40% in stock options.

Terms and Conditions

Non-employee directors receive annual RSU and option grants on the second business day after the annual meeting of stockholders. In the event a new non-employee director is elected to the board during the year, the company grants that individual a pro rata amount of cash retainers and equity awards for the first calendar year in lieu of the full amount. The non-employee director equity grants are subject to the following terms and conditions:

◾

the annual grants of RSUs and options vest over the three-year period following the grant date, with 25% vesting on each of the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. The RSUs and options become 100% vested in the event of the non-employee director’s death, disability, or retirement;

◾

the number of RSUs for the 2023 annual grant was determined by dividing 60% of the aggregate value of the annual equity grant by the average of the high and low market price of the company’s common stock on the grant date;

◾	the number of options for the 2023 annual grant of stock options was determined by dividing 40% of the aggregate value of the annual equity grant by the fair value of an option on the grant date;

◾	each stock option is designated as a nonqualified stock option and has an exercise price equal to the fair market value of common stock on the grant date; and

◾

each stock option expires on the earliest of (i) the date ten years after the grant date, (ii) the date three months after termination of service for any reason other than death, disability, or retirement, or (iii) the date one year after termination of service because of death or disability.

The board has adopted stock ownership guidelines to promote significant equity ownership by non-employee directors and further align their long-term financial interests with those of stockholders. Under the guidelines, each non-employee director is expected to maintain an investment position in the company’s common stock with a fair market value equal to at least $400,000. A new director is expected to reach this target level upon completing five years of service. Once this target level is reached, the director is deemed to meet this target so long as he or she continues to hold an equivalent number of shares as on the date the target level was met. Shares owned outright, deferred shares, and RSUs are included in determining ownership levels, but stock options are not. As of December 31, 2023, all directors complied with the stock ownership guidelines.

32	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

Directors’ Deferred Compensation Plan

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan II (the DCP2). This plan allows them to defer receipt of all or a portion of their cash retainers and, at their election, to receive:

(1)	stock options that:

◾	have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral);

◾	have an option exercise price equal to the closing price of common stock on the date the deferred amount would have been paid; and

◾	vest immediately upon grant and generally expire ten years after the grant date;

– or –

(2)	RSUs that are funded by an equivalent number of shares of common stock to be held in a “rabbi” trust and distributed to the director when he or she ceases to be a director.

The company does not provide any non-equity incentive plans, defined benefit and actuarial pension plans, or other defined contribution retirement plans for non-employee directors. The company does not offer above-market or preferential earnings under its nonqualified deferred compensation plans for directors. The following table shows compensation paid to each of our non-employee directors during 2023.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	33

  PROPOSAL ONE: ELECTION OF DIRECTORS

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)
	Cash[1] ($)	Deferred into Restricted Stock Units or Options[2,5] ($)	Stock Awards3, [5] ($)	Option Awards4, [5] ($)	All Other Compensation ($)	Total ($)

John K. Adams, Jr.	185,000	—	129,037	86,003	—	400,040

Marianne C. Brown	35,000	120,000	129,037	86,003	—	370,040

Joan T. Dea	165,000	—	129,037	86,003	—	380,040

Christopher V. Dodds	185,000	—	129,037	86,003	—	400,040

Stephen A. Ellis	—	135,000	129,037	86,003	—	350,040

Mark A. Goldfarb	155,000	—	129,037	86,003	—	370,040

William S. Haraf[6]	77,500	—	—	—	—	77,500

Frank C. Herringer	—	165,000	129,037	86,003	—	380,040

Brian M. Levitt	115,000	—	129,037	86,003	—	330,040

Gerri K. Martin-Flickinger	120,000	—	129,037	86,003	—	335,040

Bharat B. Masrani	—	120,000	129,037	86,003	—	335,040

Todd M. Ricketts	137,500	—	129,037	86,003	—	352,540

Charles A. Ruffel	35,000	120,000	129,037	86,003	—	370,040

Arun Sarin	135,000	—	129,037	86,003	—	350,040

Carolyn Schwab-Pomerantz[7]	60,000	—	—	—	612,400	672,400

Paula A. Sneed	150,000	—	129,037	86,003	—	365,040

(1)

This column shows cash amounts earned for retainers. For Mr. Adams, Ms. Brown, Ms. Dea, Mr. Dodds, Mr. Goldfarb, Mr. Haraf, Mr. Ricketts, and Mr. Ruffel, the amounts in this column include their cash retainers for service on the Board of Directors of CSB.

(2)

This column shows the dollar amount of retainers deferred into RSUs or options under the DCP2. The corresponding RSUs or options were as follows: 2,030 RSUs for Ms. Brown; 7,821 options for Mr. Ellis; 2,790 RSUs for Mr. Herringer; 2,030 RSUs for Mr. Masrani; and 6,952 options for Mr. Ruffel.

(3)

The amounts shown in this column represent the grant date fair value of the RSU award. In 2023, non-employee directors who served the full year received an automatic grant of RSUs with a grant date fair value of $129,037.

(4)

The amounts shown in this column represent the grant date fair value of the stock option award. In 2023, non-employee directors who served the full year received an automatic grant of stock options with a grant date fair value of $86,003.

34	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL ONE: ELECTION OF DIRECTORS

(5)

The following table shows the aggregate number of outstanding stock option and RSU awards held by the non-employee directors as of December 31, 2023. This includes stock options and RSUs acquired under the DCP2.

Name	Stock Option Awards	Restricted Stock Unit Awards

John K. Adams, Jr.	57,801	5,567

Marianne C. Brown	17,663	8,432

Joan T. Dea	35,875	5,567

Christopher V. Dodds	23,841	5,567

Stephen A. Ellis	129,642	15,713

Mark A. Goldfarb	42,100	5,567

Frank C. Herringer	69,025	151,010

Brian M. Levitt	15,800	5,567

Gerri K. Martin-Flickinger	17,663	5,567

Bharat B. Masrani	15,800	11,062

Todd M. Ricketts	15,800	5,567

Charles A. Ruffel	58,561	5,567

Arun Sarin	63,525	5,567

Carolyn Schwab-Pomerantz	37,428	—

Paula A. Sneed	21,212	55,994

(6)	Mr. Haraf did not stand for re-election as a director at the 2023 annual meeting, and his service on the board ended on May 18, 2023.

(7)

The amount shown for Ms. Schwab-Pomerantz includes compensation received in connection with her former employment with CS&Co. She received no additional compensation for her service as director during the period in which she was employed by the company. In addition to cash retainer and meeting fees, Ms. Schwab-Pomerantz’s total compensation in 2023 includes $164,387 in base salary; $145,205 under the Corporate Executive Bonus Plan (the CEBP), a non-equity incentive plan compensation; $240,000 in RSU awards granted to Ms. Schwab-Pomerantz during her tenure as and in her capacity as an employee of the company; and $62,808 in other compensation.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	35

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Proposal Two: Ratification of the Selection of Independent Auditors

The Audit Committee has the sole authority to appoint, retain, and terminate the independent auditors. The independent auditors report directly to the Audit Committee, and the Audit Committee is directly responsible for oversight of the work of the independent auditors. The Audit Committee oversees fees paid to the independent auditors and pre-approves all audit, internal control-related, and permitted non-audit services to be performed by the independent auditors. The Audit Committee conducts a comprehensive annual evaluation of the independent auditor’s qualifications, performance, and independence (including assessing non-audit fees and services). The Audit Committee takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues, and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation and selection of the lead audit partner and rotation of the audit firm itself, taking into consideration the advisability and potential costs and impact of selecting a different firm.

The Audit Committee has selected Deloitte as the company’s independent registered public accounting firm for the 2024 fiscal year. Deloitte has served in this capacity since the company’s inception. The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources, and quality of the team’s communications and interactions, as well as the team’s objectivity and professionalism. As a result, the Audit Committee and the board believe that the retention of Deloitte for the 2024 fiscal year is in the best interests of the company and its stockholders. Although we are not required to submit the selection of the independent auditors to stockholders, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

We expect representatives of Deloitte to attend the annual meeting, where they will respond to appropriate questions from stockholders and have the opportunity to make a statement.

Auditor Fees

Fees for services provided by Deloitte in the last two fiscal years were:

	2023	2022

Audit Fees[1]	$11,532,307	$11,172,248

Audit-Related Fees[2]	4,342,211	4,175,673

Tax Fees[3]	45,400	109,179

All Other Fees[4]	—	—

Total	$15,919,918	$15,457,100

(1)

Audit fees are the aggregate fees for professional services billed by Deloitte in connection with their audits of the consolidated annual financial statements and the effectiveness of internal control over financial reporting, and reviews of the consolidated financial statements included in quarterly reports on Form 10-Q.

(2)	Audit-related fees include assurance and related services, service auditor reports over internal controls, review of SEC filings, and related services.

(3)	Tax fees include permitted compliance and advisory services such as tax return review, preparation and compliance, and advice on the application of rules or changes to tax laws.

(4)	All other fees represent fees not included in “audit fees,” “audit-related fees,” and “tax fees.”

36	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL TWO: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

In addition to the services listed above, Deloitte provides audit and tax return review and preparation and compliance services to certain unconsolidated mutual funds, charitable trusts, and foundations. The fees for such services are included in the expenses of the mutual funds, charitable trusts, and foundations and borne by the stockholders of the funds and foundations. Amounts billed by Deloitte for these services were $3,399,050 for 2023 and $3,052,475 for 2022. These amounts are not included in the expenses of The Charles Schwab Corporation.

Non-Audit Services Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services performed by Deloitte. The Audit Committee’s policy prohibits engaging Deloitte to perform the following services:

◾	any contingent fee arrangement;

◾	bookkeeping or other services relating to accounting records or financial statements of the audit client;

◾	broker-dealer, investment advisor, or investment banking services;

◾	actuarial services;

◾	management and human resource functions (including executive search services);

◾	legal services or expert services unrelated to the audit;

◾	appraisal and valuation services, fairness opinions or contribution-in-kind reports;

◾	internal audit outsourcing;

◾	financial information systems design and implementation;

◾	tax consulting or advice or a tax opinion on an “aggressive” tax position or on a “listed transaction” or a “confidential transaction” as defined by U.S. Department of Treasury regulations; and

◾	tax services to employees who have a financial reporting oversight role.

The Audit Committee may approve other non-audit services in advance of their performance as part of its review and approval of Deloitte’s audit service plan. In addition, the Audit Committee has pre-approved three separate categories of non-audit services under the policy, subject to an annual aggregate dollar limit for each category. If the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or specifically pre-approve each additional service in the category for the remainder of the year. The three categories are:

◾

accounting theory consultation (includes services such as guidance on the application of U.S. generally accepted accounting practices (GAAP) to various transactions and guidance on the effects of new accounting pronouncements);

◾

assurance and due diligence (includes services such as certain service auditor reports over internal controls, review of U.S. Securities and Exchange Commission (SEC) filings, consents related to financings that include audited financial statements, merger and acquisition due diligence, audit consultation pertaining to acquisitions or the calculation of gain or loss from dispositions, and employee benefit plan audits); and

◾

tax related services (includes tax return review, preparation and compliance, advice on the application of rules or changes to tax laws, and review of tax issues in connection with merger and acquisition activity).

Services not subject to pre-approval limits in one of the three categories above require specific pre-approval from the Audit Committee. Fees related to services requiring specific pre-approval are limited, on an annual basis, to 50% of the combination of audit fees, audit-related fees, and tax fees.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	37

  PROPOSAL TWO: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

Audit Committee Report

The Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm. As part of this process, the committee has:

◾  reviewed and discussed the audited financial statements with management;

◾  discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

◾  received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

John K. Adams, Jr., Chair

Stephen A. Ellis

Mark A. Goldfarb

Gerri K. Martin-Flickinger

Todd M. Ricketts

38	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Proposal Three: Advisory Approval of Named Executive Officer Compensation

This proxy statement contains detailed information in the Compensation Discussion and Analysis and executive compensation tables regarding compensation of the NEOs. The NEOs are those executive officers who are listed in the 2023 SCT. We ask that you provide an advisory vote to approve the following, non-binding resolution on NEO compensation:

RESOLVED, that the stockholders of The Charles Schwab Corporation approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related footnotes, and narrative disclosures.

The advisory approval of NEO compensation is required by federal law, and the company currently conducts annual advisory votes on that compensation. Although the vote is not binding on the board or the Compensation Committee, the Compensation Committee intends to consider the vote as part of its evaluation of executive compensation programs.

Compensation Discussion and Analysis

Executive Summary

This section describes the company’s executive compensation program, policies, and practices, and how executive compensation is designed to support the company’s strategic objectives. It also summarizes the compensation decisions made for the company’s NEOs during 2023:

Named Executive Officer	Title

Walter W. Bettinger II	Co-Chairman of the Board and Chief Executive Officer (CEO)

Peter B. Crawford	Managing Director and Chief Financial Officer

Joseph R. Martinetto	Managing Director and Chief Operating Officer

Richard A. Wurster	President

Charles R. Schwab	Co-Chairman of the Board

Executive Summary Table of Contents

Summary of the Executive Compensation Program	44

Compensation Planning and the Decision-Making Process	44

Plan Design and Compensation Decisions	46

Compensation Policies	51

Plan Design and Compensation Decisions Made for 2024	53

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	39

  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Company Strategy

The company’s strategy emphasizes placing clients’ perspectives, needs, and desires at the forefront by seeing the business through clients’ eyes. Because investing plays a fundamental role in building financial security, the company strives to deliver a better investing experience for its clients – individual investors and the people and institutions who serve them – by disrupting longstanding industry practices on their behalf and providing superior service. In pursuing this strategy, the company:

◾	offers a broad range of products and solutions to meet client needs with a focus on transparency, value, service, and trust;
◾	combines its scale and resources with ongoing expense discipline to keep operating costs low and ensure that products and solutions are affordable as well as responsive to client needs; and
◾	seeks to build stockholder value over time.

The company’s “Through Clients’ Eyes” strategy is based on the principle that developing trusted relationships will translate into more assets from both new and existing clients, ultimately driving more revenue and, along with expense discipline and thoughtful capital management, will generate earnings growth and build long-term stockholder value.

2023 Business Highlights

In pursuing the “Through Clients’ Eyes” strategy, the company achieved the following performance results for 2023:

◾	total client assets of $8.52 trillion, an increase of 21% from year-end 2022;
◾	core net new assets of $305.7 billion, inclusive of anticipated TD Ameritrade conversion-related attrition, representing a 4.3% annual organic growth rate;
◾	34.8 million active brokerage accounts at year-end, an increase of 3% over year-end 2022;
◾	total net revenues were $18.8 billion;
◾	net income was $5.1 billion, or $6.2 billion on an adjusted basis;*
◾	diluted earnings per common share (EPS) was $2.54, or $3.13 on an adjusted basis;*
◾	Return on Common Equity (ROCE) was 16%, while ROTCE was 54%;* and
◾	pre-tax profit margin was 33.9%, or 41.5% on an adjusted basis.*

*

For reconciliation of our results as reported under GAAP to non-GAAP financial measures, including diluted EPS to adjusted diluted EPS, ROCE to ROTCE, and pre-tax profit margin to adjusted pre-tax profit margin, please see Appendix A beginning on page A-1.

One of the company’s primary objectives going into 2023 was a successful TD Ameritrade integration, which is the largest in the history of the financial services industry. By the end of the year, approximately 90% of TD Ameritrade client assets and accounts were transitioned with no significant disruptions. The company also identified at least $500 million in incremental cost savings beyond the pre-committed TD Ameritrade synergies – further enhancing our scale and enabling the prioritization of investments in key client initiatives.

Moving forward, the company remains confident that the combination of its “Through Clients’ Eyes” strategy and “through the cycle” financial formula that has guided the company’s culture and operating priorities for five decades will continue to drive sustained long-term profitable growth for its clients and stockholders.

40	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Overview of the Executive Compensation Program

The executive compensation program supports the company’s strategic objectives through the following design principles:

Pay for Performance	Stockholder Value Creation	Risk Management
◾ Link executives’ pay with company financial and stock price performance. ◾ Reward executives for individual performance.	◾ Promote profitable growth that delivers on the annual and long-term operating plan. ◾ Attract, retain, and reward talented executives.	◾ Create appropriate balance of risk and reward. ◾ Ensure effective governance and risk management practices are in place.

The Compensation Committee is dedicated to delivering a robust and balanced executive compensation program, in support of a strong link between executive pay and the company’s financial performance. The executive compensation program uses three compensation elements: base salary, annual cash incentives, and LTIs. The chart below summarizes certain design aspects and governance practices included in the program:

Short- and Long-Term Incentives. Both short- and long-term incentive plans, designed to balance sound short-term decision-making with the creation of long-term stockholder value.

Equity Awards. A combination of stock options and PBRSUs align executives’ interests with the creation of long-term stockholder value.

Vesting Periods. Stock options vest annually over a four-year period and PBRSUs vest on the third anniversary of grant based on achieved performance results.

Market-Based Analysis. Executive compensation and related practices are regularly evaluated against select peer companies and the broader market to maintain the competitiveness of the company’s executive compensation program.

Risk Management. Annual review of incentive compensation practices and policies and their potential impact on employee risk-taking.

Limited Perquisites. Executives receive limited perquisites with no financial planning assistance, tax gross-ups, or special retirement and/or benefit plans.

Stock Ownership Guidelines. CEO and other executive officers are required to maintain minimum stock ownership levels (5x and 3x base salary, respectively) to reinforce the alignment of their interests with stockholder interests.

Recoupment Policy. Both a mandatory recoupment policy that aligns with NYSE requirements and a broader policy to ensure coverage of all executive incentive-based compensation.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	41

  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

In addition, most executive compensation is delivered through variable, performance-based incentives: 94% for the Chief Executive Officer and 89% on average for the other NEOs.

2023 CEO Pay Mix*	2023 Average of Pay Mix of All Other Named Executive Officers*

*

Pay mix is based on amounts in the 2023 SCT. The annual cash incentive is the amount reported for the CEBP under Non-Equity Incentive Plan Compensation in the 2023 SCT. Stock awards are the amounts reported in the 2023 SCT for PBRSUs.

Key Executive Compensation Decisions for 2023

The Compensation Committee regularly reviews and evaluates the company’s executive compensation program and related policies and considers stockholder views regarding executive compensation. For 2023, the Compensation Committee:

◾	assessed the competitiveness of executive compensation using peer group data, and based on such assessment, increased executives’ total direct compensation;
◾

continued to select adjusted diluted EPS as the performance measure for the CEBP so that executives’ short-term actions around operating performance and capital structure support long-term profitability;

◾	set the target for adjusted diluted EPS in alignment with the company’s board-approved 2023 financial plan;
◾	approved annual cash incentive funding under the CEBP of 72.96% of the target set by the Compensation Committee, based on the company’s financial performance;
◾	continued to award a mix of LTI comprising 60% PBRSUs and 40% stock options;
◾	continued to award PBRSUs with cliff vesting and a three-year performance period to ensure executives’ continued focus on long-term performance;
◾

continued to select ROTCE as a performance measure for the PBRSUs vesting based on the three-year performance period ending December 31, 2025 (the 2023 PBRSU awards) so that executives’ pay is tied to the strength of the company;

◾	continued to use the performance goal of ROTCE exceeding the COE for the 2023 PBRSU awards, as this ratio reflects the creation of financial value for stockholders;
◾

introduced a threshold level of performance into the PBRSU design that will provide a payout of 50% of the target when a minimum level of performance is achieved; the addition of a threshold is in line with competitive practice and provides a below target award opportunity in the event of positive performance that does not meet the target level; and

◾

approved payout under the PBRSUs vesting based on the three-year performance period ended December 31, 2023 (the 2021 PBRSU awards) at 200.00% of target based on the company’s financial performance as measured by ROTCE divided by COE for the three-year performance period from January 1, 2021 through December 31, 2023.

42	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Response to Advisory Vote on Say-on-Pay and Stockholder Engagement

The Compensation Committee considers the result of the stockholders’ advisory say-on-pay vote when reviewing and evaluating the executive compensation program throughout the year. The Compensation Committee noted the strong overall support of the stockholders, who approved the company’s advisory say-on-pay proposal by approximately 92% at the company’s 2023 annual meeting of stockholders, and believes this vote reflects broad support for the executive compensation program and policies.

The Compensation Committee continues to review and evaluate the company’s executive compensation program and policies in the context of the company’s business, regulatory requirements, and evolving best practices. As part of this process, members of investor relations, legal, and human resources meet with stockholders each year on a variety of topics, and the Compensation Committee takes into consideration any stockholder views regarding executive compensation.

Given the nature of the feedback received through stockholder engagement and the results of the company’s 2023 say-on-pay vote, the Compensation Committee determined that the executive compensation program should remain generally consistent with existing practice.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	43

  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Summary of the Executive Compensation Program

The Compensation Committee believes that incorporating three elements into the executive compensation program enables the recruitment and retention of talented executives and provides them incentive to act in the best interests of the company and its stockholders. The executive compensation program favors variable, performance-based opportunities as opposed to fixed base pay in alignment with a pay for performance philosophy. Both short-term incentive opportunities and long-term incentive opportunities are included in the program to ensure there is an appropriate balance of risk and reward. Further, the Compensation Committee chooses incentive plan measures for their ability to work together to drive executives’ focus on short-term profitability that supports the creation of value over the long term. Incentive plan design, along with incentive plan goals aligned to the long-term financial plan, are reviewed and approved annually by the Compensation Committee in its January meeting. Individual compensation targets for each NEO are also approved during this meeting.

The table below provides additional detail about the objective of each compensation element and how each element supports the design principles of pay for performance, stockholder value creation, and risk management.

Element of Compensation

	Fixed	Variable
	Base Salary	Annual Cash Incentives	Long-Term Incentives (Schwab Stock)

Objective	Provides a fixed level of compensation	Aligns pay with both individual and company performance	Aligns pay with long-term value creation

Design Principle

Pay for Performance

◾ Reward NEOs for individual performance

◾ Link pay with company financial performance

Stockholder Value Creation

◾ Promote profitable growth that delivers on the annual and long-term operating plan

◾ Attract, retain, and reward talented executives

Risk Management

◾ Create appropriate balance of risk and reward

◾ Ensure effective governance and risk management practices are in place

Compensation Planning and the Decision-Making Process

The Compensation Committee receives input from several sources and references throughout the year that help inform its decision-making. Data and advice from its independent compensation consultant, Semler Brossy, feedback from stockholders, information from external market practice surveys, and individual performance and risk assessments are all considered by the Compensation Committee when determining plan design and making compensation decisions for the NEOs.

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The Compensation Committee evaluates as a committee, or together with the other independent directors and Mr. Schwab, the performance and compensation of members of the Executive Council, which includes the Chief Executive Officer and the other NEOs. The Compensation Committee’s review of NEO compensation in 2023 included consideration of:

◾	recommendations from Mr. Schwab and the Chief Executive Officer developed in consultation with the Head of Human Resources;
◾	recommendations from Mr. Schwab and the Chief Executive Officer regarding performance criteria for annual and long-term incentives, developed in consultation with the Head of Human Resources;
◾	advice from the Chief Financial Officer regarding performance criteria and goals for annual and long-term incentives;
◾	advice from the Chief Risk Officer regarding the design and results of incentive compensation programs to ensure consistency with the company’s financial plan, strategic objectives, and risk profile;
◾	the company’s performance, how executives’ roles and responsibilities continue to evolve after the company’s recent acquisitions, the economic environment, and market trends;
◾

competitive pay analysis prepared by Semler Brossy and the company’s Human Resources Department with data from peer company proxy statements, the McLagan 2022 Global Financial Services Executive Management Survey, and the McLagan 2022 US Asset Management Retirement Plan Services Survey;

◾	each executive’s experience, responsibilities, changes in job scope, individual performance and risk assessment, and pay relative to internal peers; and
◾	reports prepared by Semler Brossy and the company’s Human Resources Department on each executive’s pay history with:
◾	actual total compensation from 2020 to 2022;
◾	proposed 2023 total compensation;
◾	option exercises, equity vesting amounts, dividend equivalents, 401(k) balances, deferred compensation balances, and other cash compensation (e.g., company match for the 401(k) plan); and
◾	the value and vesting schedule of outstanding long-term awards.

The Compensation Committee also evaluates Mr. Schwab’s performance and compensation as part of this process and also reviews and recommends compensation for the non-employee directors on the board. Executives recuse themselves when the Compensation Committee deliberates or votes on their compensation.

While the Compensation Committee considers the information provided by management and Semler Brossy, it does not delegate authority to management for executive compensation decisions.

The Compensation Committee does not use a formula or assign a weighting to various factors considered in setting compensation and does not target a specific percentage mix between cash compensation and LTI or any specific percentage of total compensation for each compensation element. This approach aims to align short-term achievements with long-term value creation, and to support a strong link between executive pay and the company’s financial performance.

Peer Group

The Compensation Committee uses a peer group as a market reference point for plan design, assessment of the competitiveness of the executive compensation program, and when making pay decisions for executives and non-employee directors. Potential peers are selected from a broad group of companies in select industries based on an evaluation of the following factors:

◾	quantitative: revenue; market capitalization; and number of employees; and
◾	qualitative: business model; geographic coverage; and competition for customers and/or employees.

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There are a limited number of companies comparable to Schwab in terms of business model and geographical coverage. The goal is to create a balanced composition of brokerage firms, banking and asset management companies, and companies that provide custody services and process a significant daily volume of consumer financial transactions.

The Compensation Committee reviews the peer group annually to ensure that it remains relevant as a market reference tool. Modifications are made as necessary to reflect changes within the company, among peers, or within the industry. For 2023, the Compensation Committee reviewed the peer group based on the factors noted above and did not make any changes. The peer group used for compensation analyses for 2023 was:

Asset Management	6 Peers
◾ Ameriprise Financial ◾ Blackrock, Inc. ◾ Franklin Resources	◾ Goldman Sachs ◾ Northern Trust ◾ T. Rowe Price Group

Brokerage	4 Peers
◾ Fidelity Investments ◾ LPL Financial Holdings	◾ Morgan Stanley ◾ Raymond James Financial

Banking	4 Peers
◾ Fifth Third Bancorp ◾ PNC Financial Services Group, Inc.	◾ Truist Financial ◾ U.S. Bancorp

Custody and Processing	6 Peers
◾ Bank of New York Mellon ◾ Discover Financial Services ◾ Mastercard, Inc.	◾ PayPal ◾ State Street ◾ Visa, Inc.

Compensation Consultant

Under its charter, the Compensation Committee is authorized to retain the services of an external compensation consultant to provide guidance and advice to the committee on all matters covered by its charter. Accordingly, the Compensation Committee engaged Semler Brossy and approved all the terms of the engagement. In 2023, Semler Brossy performed the following key actions:

◾	attended and participated in each Compensation Committee meeting held during 2023;
◾	advised on market trends, competitive practices, and the peer group composition;
◾	advised on compensation for the Chief Executive Officer, Mr. Schwab, and the other executive officers;
◾	reviewed tally sheets, reflecting each executive officer’s total compensation and compensation mix;
◾	provided an annual comparative review of the performance and executive pay levels for the company and its peer group;
◾	reviewed the company’s annual cash incentive and LTI design against incentives used by peer group companies; and
◾	advised on new regulations impacting the executive compensation program.

Semler Brossy was engaged by the Compensation Committee directly and does not provide other services to the company. To assess Semler Brossy’s independence, the Compensation Committee reviews information regarding potential conflicts of interest, including any other services Semler Brossy provides to the company, fees received from the company as a percentage of Semler Brossy’s total revenue, policies and procedures designed to prevent conflicts of interest, any business and/or personal relationships with members of the Compensation Committee, company stock owned, and any business and/or personal relationships between Semler Brossy consultants and any executive officer of the company. The annual independence assessment for 2023 did not identify any conflicts of interest or independence issues related to Semler Brossy’s services.

Plan Design and Compensation Decisions

The following describes each compensation element included in the executive compensation program, along with the compensation decisions made and any changes made for 2023.

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Base Salary

Base salary is a fixed element of executive compensation. Base salaries are established at levels intended to attract, motivate, and retain talented executive officers. The Compensation Committee reviews base salary annually or at the time of promotion or hire, as applicable.

As illustrated by the pay mix charts above, NEOs receive a small percentage of their overall compensation in base salary. The Compensation Committee approved the base salaries listed below effective February 27, 2023.

Executive	2022 Base Salary Effective February 28, 2022	2023 Base Salary Effective February 27, 2023	Increase Amount ($)	Increase Amount (%)

Walter W. Bettinger II	$1,500,000	$1,500,000	$0	0%

Peter B. Crawford	$700,000	$725,000	$25,000	3.6%

Joseph R. Martinetto	$900,000	$925,000	$25,000	2.8%

Richard A. Wurster	$900,000	$1,000,000	$100,000	11.1%

Charles R. Schwab	$800,000	$900,000	$100,000	12.5%

Annual Cash Incentive

Each NEO is eligible to earn an annual cash incentive pursuant to the CEBP, the intent of which is to reward executives for strong results during the performance year, in support of long-term value creation. In the first quarter of 2023, the Compensation Committee established the performance criterion for the CEBP, set performance goals, and approved a target bonus award, expressed as a percentage of base salary, for each NEO.

The Compensation Committee chose to use adjusted diluted EPS as the performance criterion for the CEBP because it believes the measure provides a comprehensive assessment of the company’s profitability and focuses executives on operating performance and decisions around capital structure.

As part of the CEBP, adjusted diluted EPS goals and payouts were established with a matrix of threshold, target, and maximum performance goals with potential payouts ranging from 0% to 200% of a target award. Awards would be paid out at 100% of target if the target adjusted diluted EPS goal set by the Compensation Committee, in alignment with the company’s 2023 financial plan approved by the board, was achieved. The matrix established both a threshold level of performance that was equal to 50% of the target adjusted diluted EPS goal and a maximum level of performance that was equal to 200% of the target adjusted diluted EPS goal. Payouts for adjusted diluted EPS results between threshold and target and between target and maximum levels would be interpolated. No payout would be made for performance below the threshold, and no additional payout would be made for performance above the maximum.

When determining whether and the extent to which the performance goal has been achieved, the Compensation Committee reviews unusual gains and losses and whether results have been achieved in a manner consistent with the company’s risk profile. Based on this review, the Compensation Committee may exercise discretion to reduce funding levels.

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

For 2023, the Compensation Committee approved the following threshold, target, and maximum performance goals for adjusted diluted EPS in line with the company’s 2023 financial plan approved by the board, and the following result was achieved:

2023 Annual Cash Incentive Performance Criterion and Result

*

For purposes of the CEBP, adjusted diluted EPS is defined as the fully diluted EPS for net income available to common stockholders calculated in accordance with GAAP for the applicable performance period, adjusted to remove the after-tax fully diluted per share impact of (i) acquisition and integration-related costs, (ii) amortization of acquired intangible assets, and (iii) restructuring costs, as defined by the company’s Use of Non-GAAP Financial Measures Policy and supported by the company’s policy guidance defining acquisition and integration-related and restructuring costs. Adjusted diluted EPS is subject to further categories of adjustments and exclusions for unusual items approved by the Compensation Committee at the time the performance criterion was established. For a reconciliation of GAAP diluted EPS to non-GAAP adjusted diluted EPS, please see Appendix A beginning on page A-1.

In January 2024, the Compensation Committee reviewed performance, certified a funding level of 72.96% based on an adjusted diluted EPS result of $3.13, and determined that the company achieved these results while maintaining an appropriate risk profile. The Compensation Committee did not apply negative discretion to reduce the payout for the CEBP generally or with respect to any individual NEO.

The Compensation Committee approved the following annual cash incentives for 2023:

Executive	2023 Earned Salary	2023 Target Annual Cash Incentive (%)	2023 Target Annual Cash Incentive ($)*	2023 Actual Annual Cash Incentive ($)**

Walter W. Bettinger II	$1,500,000	375%	$5,625,000	$4,104,000

Peter B. Crawford	$ 721,154	200%	$1,442,308	$1,052,308

Joseph R. Martinetto	$ 921,154	300%	$2,763,462	$2,016,222

Richard A. Wurster	$ 984,615	300%	$2,953,846	$2,155,126

Charles R. Schwab	$ 884,616	250%	$2,211,539	$1,613,539

*	Target annual cash incentive equals base salary earned for 2023 multiplied by the target annual cash incentive percentage approved by the Compensation Committee for each NEO.
**	Actual annual cash incentive equals target annual cash incentive for 2023 multiplied by the funding level of 72.96% for each NEO.

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Long-Term Incentives

The Compensation Committee believes that LTIs align executives’ interests with the long-term interests of the company and its stockholders. For 2023, LTIs comprised 60% PBRSU grants and 40% stock option grants. In the first quarter of 2023, the Compensation Committee approved the following LTIs with a grant date of March 1, 2023 for the NEOs pursuant to the 2022 Stock Incentive Plan:

Executive	2023 PBRSUs ($) (60% of Award)	2023 Stock Option ($) (40% of award)	2023 Total LTI ($)

Walter W. Bettinger II	$10,950,000	$7,300,000	$18,250,000

Peter B. Crawford	$ 1,920,000	$1,280,000	$ 3,200,000

Joseph R. Martinetto	$ 3,720,000	$2,480,000	$ 6,200,000

Richard A. Wurster	$ 4,800,000	$3,200,000	$ 8,000,000

Charles R. Schwab	$ 3,000,000	$2,000,000	$ 5,000,000

Mr. Bettinger’s 2023 LTI awards reflect an increase of $1,250,000 compared with his 2022 LTI awards. In approving this increase in January 2023, the Compensation Committee considered Mr. Bettinger’s success in creating a leadership team and maintaining its stability during the integration of recent acquisitions. The Compensation Committee also considered the size and scale of the company following recent acquisitions and the ongoing financial performance of the company, including with respect to adjusted diluted EPS and ROTCE. The Compensation Committee believes that Mr. Bettinger’s focus on serving clients, operating in a disciplined manner, and building a leadership team for the future have been key factors in the successful execution of the company’s strategy, and the increase in LTI value reinforces the importance of Mr. Bettinger’s leadership in the years to come.

Stock Options – The Compensation Committee included stock options in the equity mix to ensure that a portion of the LTI program is growth-oriented and aligns executives’ incentives with the company’s stockholders and stock price. Stock options granted to NEOs in 2023 will vest 25% annually over four years.

PBRSUs – The Compensation Committee includes PBRSUs in the equity mix to tie executives’ incentive opportunities to the results achieved on multi-year financial performance goals. For the 2023 PBRSU awards, the Compensation Committee approved a target performance goal based on the extent to which ROTCE, excluding Accumulated Other Comprehensive Income (AOCI), exceeds COE for a three-year performance period from January 1, 2023 through December 31, 2025. The Compensation Committee believes that ROTCE excluding AOCI and COE is appropriate for measuring long-term company performance because it reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company while excluding the impact of certain unrealized gains or losses. Executives will be able to earn between zero and 200% of the target award based on the company’s performance. PBRSU awards granted in 2023 will be earned according to the following matrix:

PBRSU Performance Matrix

ROTCE Excluding AOCI* Divided by COE** Result			Payout %

	<	100%	0%

100%	to	199.9%	50%-100% based on linear interpolation between threshold and target

200%	to	600%	100%

>600%	to	800%	100%-200% based on linear interpolation between target and maximum

>800%	>		200%

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

*

For 2023, ROTCE excluding AOCI is the simple average ROTCE excluding AOCI determined separately for each calendar year in the three-year performance period. ROTCE was defined as adjusted net income available to common stockholders for the calendar year divided by average tangible common stockholders’ equity excluding AOCI (defined as the balance of tangible common stockholders’ equity excluding AOCI at the beginning of the calendar year plus the balance of tangible common stockholders’ equity excluding AOCI at the end of the calendar year divided by two). Adjusted net income available to common stockholders equals net income available to common stockholders calculated in accordance with GAAP for the applicable performance period, adjusted to remove the after-tax impact of (i) acquisition and integration-related costs, (ii) amortization of acquired intangible assets, and (iii) restructuring costs, as defined by the company’s Use of Non-GAAP Financial Measures Policy and supported by the company’s policy guidance defining acquisition and integration-related and restructuring costs. Tangible common stockholders’ equity excluding AOCI equals total stockholders’ equity calculated in accordance with GAAP, minus the sum of (i) preferred stock, (ii) goodwill, (iii) acquired intangible assets – net, and (iv) deferred tax liabilities related to goodwill and acquired intangible assets – net. AOCI is calculated in accordance with GAAP as included in the Company’s consolidated balance sheets.

**

COE is defined as the simple average COE based on the twelve quarters in the three-year performance period. COE is calculated using the Capital Asset Pricing Model, which is a commonly used financial metric that incorporates the risk-free interest rate (the company uses the six-month average of the five-year Treasury rate), the beta of the company’s equity (a measure of the volatility of the company’s common stock relative to the broader equity market), and a market equity risk premium (an estimate of the expected excess return required for holding equities instead of a risk-free asset).

In determining whether performance goals have been met, the Compensation Committee excludes any gains or losses from any unusual or non-recurring items, including those not already contemplated in the company’s financial plan at the time of grant, including, but not limited to: (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the company, mergers or acquisitions by the company, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorney’s fees, settlements or judgements), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles, and any other unusual or non-recurring gains or losses, provided that such items are not already taken into account in the normal calculation of performance.

The Compensation Committee also considers whether results have been achieved in a manner consistent with the company’s risk profile. Based on this review, the Compensation Committee may exercise discretion to reduce payouts.

Vesting of PBRSUs for the Performance Period Ended December 31, 2023

In January 2021, the Compensation Committee approved a grant of PBRSUs with a three-year performance period beginning on January 1, 2021 and ending on December 31, 2023, with payment under the award subject to the Compensation Committee certifying achievement of the applicable performance goals. The 2021 PBRSU awards were based on the level at which ROTCE exceeded COE according to the PBRSU Performance Matrix as follows:

PBRSU Performance Matrix

ROTCE versus COE Result			Payout %

	<	100%	0%

100%	to	200%	100%

200%	to	400%	½ of the ROTCE versus COE result (i.e., an ROTCE versus COE result of 300% earns a 150% PBRSU payout)

	>	400%	200%

When determining whether performance goals for the 2021 PBRSU awards were met, the Compensation Committee reviewed final company results for the three-year performance period showing that ROTCE divided by COE was 497.61%, based on a three-year average ROTCE of 39.51% and a twelve-quarter average COE of 7.94%, as calculated under the terms of the 2021 PBRSU awards, which according to the PBRSU Performance Matrix, results in a 200.00% award payout. Based on the Compensation Committee’s review as described, the Compensation Committee certified achievement of the performance goals for the 2021 PBRSU awards and approved a payout above target at 200.00% with no discretionary exceptions or adjustments.

The Compensation Committee determined the above results were appropriate given the progress made on long-term initiatives and the strong financial performance achieved during the three-year performance period.

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Other Compensation

Executive Benefits and Perquisites

The company provides limited executive perquisites. The Compensation Committee previously approved certain benefits, including a car service for commuting purposes for Mr. Bettinger, which he has not used, parking for Mr. Bettinger, and use of fractionally owned aircraft for Mr. Bettinger and Mr. Wurster consistent with company policies and the terms of aircraft time-sharing arrangements. Under the terms of their time-sharing arrangements, Mr. Bettinger and Mr. Wurster reimburse the company in connection with any personal use of the aircraft, subject to Federal Aviation Administration regulations. In 2023, personal use of the aircraft was limited to guests accompanying Mr. Bettinger and Mr. Wurster on business flights. Mr. Bettinger and Mr. Wurster reimbursed the company in full for the aggregate incremental costs of this use, including disallowed tax deductions.

For NEOs, the company:

◾	does not provide special financial planning assistance;
◾	does not gross up payments to cover executives’ personal tax liability;
◾	does not offer executive retirement or medical plans; and
◾	does not match contributions to the deferred compensation plan.

Employee Benefit Plans

The company does not fund a defined benefit plan, special retirement plan for executives, or other nonqualified excess plans to NEOs. Executive officers may participate in the company’s 401(k) plan and Employee Stock Purchase Plan (the ESPP), and a deferred compensation plan available to officers and other key employees. The ESPP is available to all eligible employees subject to Internal Revenue Service limits, except Mr. Schwab, who is excluded from the ESPP because he owns more than 5% of the company’s stock.

Severance

All employees, including executive officers other than Mr. Schwab, are eligible to receive severance benefits under the Severance Plan, which is described in the narrative following the Termination and Change in Control Benefits Table. Benefits are available under this plan only in the event of termination of employment on account of job elimination. Under the Severance Plan, executive officers are eligible to receive 15 days of base salary for each year of service with a minimum of seven months and a maximum of 12 months of severance pay. Mr. Schwab is entitled to severance benefits pursuant to his employment agreement, as described in the narrative to the 2023 SCT.

Compensation Policies

Stock Ownership Guidelines

The board has adopted and maintains stock ownership guidelines to promote significant equity ownership by executives and further align their long-term financial interests with those of other stockholders. Under the guidelines:

◾	the Chief Executive Officer is expected to maintain an investment position in company stock equal to at least five times base salary; and
◾	all other executive officers are expected to maintain an investment position equal to at least three times base salary.

Shares owned directly, shares beneficially owned under company benefit plans, restricted stock, RSUs, and PBRSUs are included in determining ownership levels, but stock options are not. PBRSUs are included when computing ownership as they comprise sixty percent of an executive’s equity mix and the company does not utilize RSUs in its equity mix for the NEOs. The Compensation Committee monitors compliance with the stock ownership guidelines and

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

may take compensation related action if the target ownership levels are not met within five years after the executive officers assume their respective positions. As of December 31, 2023, each NEO had met their stock ownership requirement.

Prohibition on Insider Trading, Speculative Trading and Certain Types of Hedging and Pledging Activity

The company maintains an insider trading policy that applies to all the company’s directors, executive officers, employees, contingent workers, and certain of their related parties. The insider trading policy is designed to promote compliance with applicable laws and regulations regarding insider trading and to protect the company’s reputation for integrity and ethical conduct. The policy prohibits insider trading, tipping, and speculative trading in the company’s stock, other company securities, or derivatives of such securities. The prohibition on speculative trading expressly includes (i) certain types of hedging activities, including engaging in short sales, buying options to open a position, and selling uncovered options; and (ii) except for company equity securities acquired via the vesting of options or restricted stock units or acquired under the ESPP, engaging in short term transactions of company equity securities. The policy also prohibits using company securities as collateral for a margin loan or otherwise pledging company securities.

Guidelines for Equity Awards

The company has no program, plan, or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to directors and executive officers are approved by the Compensation Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date, or a fixed, future date specified at the time the Compensation Committee, or the independent directors, take action. Under the terms of the company’s stock incentive plan, the exercise price of options cannot be less than the closing price of company stock on the grant date.

Recoupment Policies

Pursuant to the SEC’s newly adopted final rules regarding recovery of erroneously awarded compensation, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), and the NYSE listing standards implementing those rules, the Compensation Committee approved in October 2023 the Section 16 Officer Incentive Compensation Recovery Policy (the Section 16 Clawback Policy). This new policy, which applies only to Section 16 officers, complies with the applicable SEC clawback rules and NYSE clawback listing standards, and applies to all incentive-based compensation (as that term is defined in the SEC’s newly adopted final rules), which includes bonuses paid pursuant to the CEBP and PBRSUs paid under the company’s stock incentive plans. The Section 16 Clawback Policy was filed as Exhibit 97.1 to the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

In addition, in October 2023, the company amended and restated its existing general recoupment policy, the Executive Council Incentive Compensation Recovery Policy, which applies to all executives and former executives (Section 16 and non-Section 16 officers) whose compensation is determined by the Compensation Committee and gives the Compensation Committee discretion to initiate recovery for actions related to an accounting restatement, fraud, or misconduct.

In the event of certain securities law violations, under the Executive Council Incentive Compensation Recovery Policy the Compensation Committee reserves the right to reduce or cancel equity awards or require executives to disgorge any profit realized from equity awards. The company also reserves the right to cancel equity awards of employees who are terminated for cause.

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Risk Assessment

The Compensation Committee reviewed the annual report by the company’s Human Resources and Corporate Risk Management Departments on incentive compensation practices and policies throughout the company and the potential impact on risk-taking by employees. The report reviewed payouts, risk ratings, and balancing methods for incentive compensation plans, changes to new or existing incentive compensation plans and programs made in 2023, bank product incentives, and enhancements to the incentive compensation risk management program.

The annual report identified the following risk-mitigating compensation practices currently in place:

◾	a balanced mix of compensation components (i.e., base salary, annual cash incentives, and LTI);
◾	a balanced suite of performance metrics with a strong link to stockholder value;
◾	payments may be subject to adjustment based on risk management factors;
◾	performance goals based on financial plans approved by the board;
◾	caps on annual incentive opportunities and PBRSU payouts;
◾	a four-year vesting period for stock options and RSUs with limited opportunities for accelerated vesting;
◾	a three-year performance period and cliff-vesting for PBRSUs with limited opportunities for accelerated vesting; and
◾	meaningful executive stock ownership guidelines.

The annual risk report also identified the following risk-mitigating oversight practices currently in place:

◾	approval of executive compensation by an independent board committee with advice from an independent compensation consultant;
◾	review of plan design and performance results for all executive incentive plans by the corporate risk officer;
◾	annual review of incentive plan performance, along with centralized design and administration of all incentive plans;
◾	a committee of senior management overseeing the company’s incentive compensation risk management program and reporting directly to the Compensation Committee;
◾	risk management performance assessments for covered employees as defined in the 2010 Guidance on Sound Incentive Compensation Policies; and
◾	monitoring of incentive compensation plan results to identify emerging risks and recommend modifications and balancers, as appropriate.

In addition, when reviewing the design of and payments pursuant to executive incentive compensation programs, the Compensation Committee considers the review by the Managing Director and Chief Risk Officer regarding consistency with the company’s financial plan, strategic objectives, and risk profile.

Plan Design and Compensation Decisions Made for 2024

The Compensation Committee reviews the executive compensation program annually to determine if changes should be made to the program for the upcoming year. During the review for the 2024 program, the Compensation Committee considered company performance in 2023, an analysis of market pay levels and pay practices, individual performance, changes to the scope of certain roles, and input from its compensation consultant, and determined that no changes will be made to the program. Additionally, the Compensation Committee determined that base pay levels and targets for executives will remain unchanged from 2023 levels.

2024 Annual Cash Incentives

In 2024, the Compensation Committee established a performance criterion matrix for 2024 annual cash incentive awards under the CEBP. The Compensation Committee again selected adjusted diluted EPS as the performance measure for purposes of these awards and set the target adjusted diluted EPS goal for 100% payout upon achieving the company’s target adjusted diluted EPS in the 2024 financial plan approved by the board.

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  PROPOSAL THREE: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

2024 Long-Term Incentives

In 2024, the Compensation Committee approved long-term equity awards under the 2022 Stock Incentive Plan of 40% stock options and 60% PBRSUs based on the grant date fair values to align the long-term incentives of the executives with the long-term interests of the stockholders. These equity awards were granted on March 1, 2024. The stock options will vest 25% annually over four years. The PBRSUs have cliff-vesting based on the three-year performance period from January 1, 2024 to December 31, 2026 and will be earned based on the level by which ROTCE exceeds COE.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the proxy statement on Schedule 14A.

Compensation Committee of the Board of Directors

Paula A. Sneed, Chair

Brian M. Levitt, Vice Chair

Joan T. Dea

Frank C. Herringer

54	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

Executive Compensation Tables

The following tables show compensation information for the NEOs: Walter W. Bettinger II, Chief Executive Officer; Peter B. Crawford, Managing Director and Chief Financial Officer; and the next three most highly compensated executive officers as of December 31, 2023.

2023 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)

Walter W. Bettinger II Chief Executive Officer and Co-Chairman	2023 2022 2021	1,500,000 1,484,615 1,400,000	— — —	10,950,019 10,200,043 8,010,000	7,300,015 6,800,011 5,340,000	4,104,000 5,885,200 7,172,550	17,710 16,460 15,854	23,871,744 24,386,329 21,938,404

Peter B. Crawford Managing Director and Chief Financial Officer	2023 2022 2021	721,154 688,462 621,073	— — —	1,920,002 1,800,045 2,550,000	1,280,010 1,200,016 1,700,000	1,052,308 1,455,545 1,697,019	17,465 16,133 15,412	4,990,939 5,160,201 6,583,504

Joseph R. Martinetto Managing Director and Chief Operating Officer	2023 2022 2021	921,154 879,231 759,188	— — —	3,720,042 3,600,010 4,950,000	2,480,020 2,400,011 3,300,000	2,016,222 2,788,305 2,437,425	17,614 16,234 15,554	9,155,052 9,683,791 11,462,167

Richard A. Wurster President	2023 2022 2021	984,615 876,923 640,038	— — 109,924	4,800,004 4,200,079 6,860,000	3,200,004 2,800,009 1,240,000	2,155,126 2,780,986 1,748,840	17,614 16,260 15,357	11,157,363 10,674,257 10,614,159

Charles R. Schwab[6] Co-Chairman	2023 2022 2021	884,616 792,308 750,000	— — —	3,000,041 3,000,022 2,700,000	2,000,016 2,000,013 1,800,000	1,613,539 2,093,871 2,561,625	17,518 16,220 14,998	7,515,730 7,902,434 7,826,623

(1)	The amount shown in this column represents a bonus paid outside of the CEBP for Mr. Wurster, who received a promotion after the beginning of the performance period.

(2)

The amounts shown in this column represent the aggregate grant date fair value of PBRSUs and RSUs and do not reflect the amounts ultimately realized by the NEO. The values shown are as of the grant date determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Topic 718), which is the date on which all the significant terms, including any performance criteria, were established. The values represent the aggregate compensation cost expected at the grant date to be recognized over the service period and are not adjusted for the effect of any estimated forfeitures. The maximum value of the 2023 PBRSU awards on the grant date, assuming the performance conditions are met at 200% of the target award, would be: $21,900,038 for Mr. Bettinger; $3,840,004 for Mr. Crawford; $7,440,084 for Mr. Martinetto; $9,600,008 for Mr. Wurster; and $6,000,082 for Mr. Schwab.

PBRSUs awarded in 2023, 2022, and 2021 vest only upon satisfaction of the performance conditions of those awards. For the 2023, 2022, and 2021 PBRSUs, the date the Compensation Committee granted the units and the date all significant terms of the award were finalized were the same. The values reflected in the table for the awards are the number of units granted multiplied by the average of the high and low market price of the company’s common stock on the accounting grant date.

For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see Part II, Item 8, “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies” and “Note 21. Employee Incentive, Retirement, Deferred Compensation, and Career Achievement Plans” from the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)

The amounts shown in this column represent the aggregate grant date fair value of the stock option awards as determined in accordance with Topic 718, and not the amount ultimately realized by the NEO. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see Part II, Item 8, “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies” and “Note 21. Employee Incentive, Retirement, Deferred Compensation, and Career Achievement Plans” from the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(4)	The amounts shown in this column represent amounts earned under the CEBP.

(5)

The amounts shown in this column for 2023 include $16,750 for each NEO for employer match contributions under the company’s defined contribution plan, the SchwabPlan Retirement Savings and Investment Plan, which is a 401(k) plan available to all eligible employees.

(6)

Mr. Schwab has had an employment contract with the company since 1987, which was amended and restated in 2003. His employment contract is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

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  EXECUTIVE COMPENSATION TABLES

2023 Grants of Plan-Based Awards Table

Name	Grant Date	Date of Action[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Walter W. Bettinger II	1/25/2023 3/1/2023 3/1/2023	— 1/25/2023 1/25/2023	2,812,500 — —	5,625,000 — —	11,250,000 — —	— — —	— 141,757 —	— 283,514 —	— — —	— — 332,878	— — $77.41	— 10,950,019 7,300,015

Peter B. Crawford	1/25/2023 3/1/2023 3/1/2023	— 1/25/2023 1/25/2023	721,154 — —	1,442,308 — —	2,884,616 — —	— — —	— 24,856 —	— 49,712 —	— — —	— — 58,368	— — $77.41	— 1,920,002 1,280,010

Joseph R. Martinetto	1/25/2023 3/1/2023 3/1/2023	— 1/25/2023 1/25/2023	1,381,731 — —	2,763,462 — —	5,526,924 — —	— — —	— 48,159 —	— 96,318 —	— — —	— — 113,088	— — $77.41	— 3,720,042 2,480,020

Richard A. Wurster	1/25/2023 3/1/2023 3/1/2023	— 1/25/2023 1/25/2023	1,476,923 — —	2,953,846 — —	5,907,692 — —	— — —	— 62,140 —	— 124,280 —	— — —	— — 145,919	— — $77.41	— 4,800,004 3,200,004

Charles R. Schwab	1/25/2023 3/1/2023 3/1/2023	— 1/25/2023 1/25/2023	1,105,770 — —	2,211,539 — —	4,423,078 — —	— — —	— 38,838 —	— 77,676 —	— — —	— — 91,200	— — $77.41	— 3,000,041 2,000,016

(1)

This column shows the date that the Compensation Committee or the independent directors took action with respect to the award if that date is different than the grant date. If the grant date is not the meeting date, it is a fixed, future date specified at the time of the grant.

(2)

These columns show the range of possible payouts for annual cash incentive awards granted in 2023 under the CEBP. The actual annual cash incentive awards paid for 2023 performance under this plan are shown in the “non-equity incentive plan compensation” column of the 2023 SCT. The “threshold” column shows the bonus payment for achieving 50% of the target EPS goal; achieving less than 50% of the target EPS goal would result in no bonus payment.

(3)

These PBRSU awards were granted under the 2022 Stock Incentive Plan and vest on the third anniversary of the grant date, provided that a target performance goal based on ROTCE divided by COE for the three-year performance period ending December 31, 2025 is met. The awards are forfeited if the target performance goal is not met. The award will be earned within a range from 100% to 200% of the target award when performance is equal to or exceeds the target performance goal, or will be earned in a range from 50% to 99.99% of the target award when performance is less than the target performance goal but exceeds the established minimum level of performance.

(4)

These stock option awards were granted under the 2022 Stock Incentive Plan, vest in four equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

(5)

Represents the grant date fair value of each equity award as determined in accordance with Topic 718. For the option awards, the grant date fair value was determined by multiplying the number of shares granted by the fair value of the option as determined by an options pricing model. The fair value of the option determined by the pricing model on March 1, 2023 was $21.93. For PBRSU awards, the grant date fair value was determined by multiplying the number of units granted by the average of the high and low market price of the company’s common stock on the grant date of March 1, 2023, which was $77.245.

56	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

Narrative to Summary Compensation and Grants of Plan-Based Awards Tables

Base Salaries

In January 2023, the Compensation Committee approved an increase in base salary for Mr. Crawford by $25,000 (3.6%), for Mr. Martinetto by $25,000 (2.8%), for Mr. Wurster by $100,000 (11.1%), and for Mr. Schwab by $100,000 (12.5%). The Compensation Committee made no other adjustments to base salary for the NEOs in 2023.

Annual Cash Incentives

In 2023, the Compensation Committee made no adjustments to annual cash incentive targets for the NEOs.

Long-Term Incentives

In 2023, the Compensation Committee approved annual LTI awards for the NEOs commensurate with their role and individual performance, as disclosed on page 49.

Defined Benefits and Deferred Compensation

The company does not offer defined benefit and actuarial pension plans, special retirement plans, or other nonqualified excess plans for executives. The company does not offer above-market or preferential earnings under nonqualified deferred compensation plans or defined contribution plans.

Employment Agreement for Mr. Schwab

The company and Mr. Schwab entered into an amended employment agreement, effective March 31, 2003, and stockholders approved the annual bonus provision contained in the employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it. To address potential penalty taxes on deferred compensation pursuant to Section 409A of the Internal Revenue Code and associated regulations, the board and Mr. Schwab agreed to amendments to his employment agreement in 2008 to specify the timing of payments, establish definitions of triggering events that are consistent with the Internal Revenue Service’s guidance under Section 409A, and delay certain payments until six months after Mr. Schwab terminates employment, as required by Section 409A for certain employees. The amendments do not impact the amount of the payments.

The amended employment agreement provides for an annual base salary, subject to annual review by the board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Mr. Schwab’s bonus is determined under the CEBP, as described in the Compensation Discussion and Analysis.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company. “Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company.

If an involuntary termination is not due to death, disability, or cause:

◾

Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his then current base salary and participation in all bonus, incentive, and other compensation and benefits for which he was or would have been eligible (but excluding additional grants under stock incentive plans); and

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  EXECUTIVE COMPENSATION TABLES

◾	all his outstanding unvested shares and options under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

◾	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date; and

◾	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump-sum payment will be made to Mr. Schwab’s estate equal to five times his then current base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, Mr. Schwab has the right (but not the obligation) to enter into a consulting arrangement with the company if he voluntarily resigns his employment upon six months’ written notice to the company, or within 24 months of a change in control of the company if he voluntarily resigns or his employment is involuntarily terminated. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1.0 million or 75% of his then current base salary, whichever is less.

For estimated termination and change in control payments and benefits to Mr. Schwab, please refer to the Termination and Change in Control Benefits Table.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.

License Agreement for Mr. Schwab

The company and CS&Co also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business, so long as Mr. Schwab’s use of his name does not cause confusion about whether the company is involved with goods or services actually created, endorsed, marketed, or sold by Mr. Schwab or by third parties unrelated to the company. The assignment and license agreement defines the “financial services business” as the business in which CS&Co is currently engaged and any additional and related business in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast, and promotion of books, videotapes, lectures, radio and television programs, and any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, including in the financial services business, as long as that use does not cause confusion as described above.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment agreement with the

58	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2.0 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area in May 1987, and they will terminate if the company and its subsidiaries cease using Mr. Schwab’s name and likeness. For estimated payments to Mr. Schwab under his license agreement, please refer to the Termination and Change in Control Benefits Table below.

The license agreement permits the company to continue using Mr. Schwab’s name and likeness even after he is no longer affiliated with the company and, under most circumstances, limits Mr. Schwab’s separate use of his name and likeness in the financial services business. However, the company’s ability to assign the license agreement, or to permit others to use Mr. Schwab’s name and likeness, is limited during Mr. Schwab’s lifetime. Thus, without Mr. Schwab’s consent, the company may not transfer the license, or any of the company’s rights under the license, to a third party, including by means of mergers or reorganizations in which the stockholders who held shares prior to the transaction do not retain the ability to elect the majority of the board immediately following such transaction (among other circumstances).

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  EXECUTIVE COMPENSATION TABLES

2023 Termination and Change in Control Benefits Table

Name	Event[1]	Salary and Bonus ($)	Early Vesting of Stock Options[2] ($)	Early or Continued Vesting of Restricted Stock Units[2] ($)	Other ($)	Total ($)

Walter W. Bettinger II	Termination under Severance Plan	1,773,069[3]	3,063,903[4]	35,807,235[4]	26,049[5]	40,670,256
	Change in control	—	3,063,903[6]	35,807,235[6]	—	38,871,138
	Death or disability	—	3,063,903[6]	35,807,235[6]	—	38,871,138
	Retirement or voluntary resignation	—	3,063,903[4]	35,807,235[4]	—	38,871,138

Peter B. Crawford	Termination under Severance Plan	856,992[3]	549,719[4]	8,760,923[4]	26,049[5]	10,193,683
	Change in control	—	549,719[6]	8,760,923[6]	—	9,310,642
	Death or disability	—	549,719[6]	8,760,923[6]	—	9,310,642
	Retirement or voluntary resignation	—	549,719[4]	8,760,923[4]	—	9,310,642

Joseph R. Martinetto	Termination under Severance Plan	1,093,394[3]	1,145,256[4]	17,091,296[4]	26,405[5]	19,356,351
	Change in control	—	1,145,256[6]	17,091,296[6]	—	18,236,552
	Death or disability	—	1,145,256[6]	17,091,296[6]	—	18,236,552
	Retirement or voluntary resignation	—	1,145,256[4]	17,091,296[4]	—	18,236,552

Richard A. Wurster	Termination under Severance Plan	758,975[3]	328,229[7]	4,014,755[7]	15,403[5]	5,117,362
	Change in control	—	402,343[6]	13,960,896[6]	—	14,363,239
	Death or disability	—	402,343[6]	13,960,896[6]	—	14,363,239

Charles R. Schwab	Termination without cause	7,605,319[8]	1,116,099[9]	11,077,832[4]	88,572,443[10]	108,371,693
	Change in control	—	1,116,099[6]	11,077,832[6]	—	12,193,931
	Death	4,500,000[11]	1,116,099[6]	11,077,832[6]	87,193,950[12]	103,887,881
	Disability	2,764,702[13]	1,116,099[6]	11,077,832[6]	87,193,950[12]	102,152,583
	Resignation following a change in control	3,375,000[14]	1,116,099[6]	11,077,832[6]	87,193,950[12]	102,762,881
	Retirement or voluntary resignation	3,375,000[14]	1,116,099[4]	11,077,832[4]	87,193,950[12]	102,762,881

(1)

This table shows the amount of benefits due to termination or change in control to be paid to the NEOs pursuant to existing agreements (assuming the event triggering the termination or change in control took place as of December 31, 2023).

The benefits payable to Mr. Schwab are based on the terms of his employment, license, and equity award agreements. The events triggering payments are described more fully in the description of his employment and license agreements contained in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

Except for Mr. Schwab, all other NEOs are eligible for benefits in the event of job elimination under the Severance Plan, and these benefits are included in amounts shown for “termination under Severance Plan.”

Stock option and RSU agreements contain provisions for accelerated vesting due to a change in control, death or disability, or retirement, and these accelerated amounts are included in amounts shown for “change in control,” “death or disability,” and “retirement or voluntary resignation.” As of December 31, 2023, Mr. Bettinger, Mr. Crawford, Mr. Martinetto, and Mr. Schwab met the eligibility criteria for retirement under certain existing equity award agreements.

60	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

PBRSU award agreements contain provisions for accelerated vesting and payment of target awards due to a change in control, death, or disability. These accelerated amounts are included in the amounts shown for “change in control” or “death or disability.” PBRSU award agreements contain provisions for continued vesting following either termination under the Severance Plan or retirement, subject to achievement of performance goals established at the time such awards were granted. The value of awards subject to these continued vesting and performance achievement provisions is included in amounts shown for “termination under Severance Plan” and “retirement or voluntary resignation” as applicable.

(2)

For stock options, the amounts are based on the spread between the exercise price and the closing price of a share of company common stock on December 29, 2023 ($68.80), multiplied by the number of shares subject to accelerated vesting. For RSUs, the amounts are based on the closing price of a share of company common stock on December 29, 2023 ($68.80), multiplied by the number of shares subject to accelerated vesting. For the 2021 PBRSUs with the performance period ended December 31, 2023, the amount is based on $68.80 multiplied by the number of shares granted at 200.00% of the target based on the achievement of performance goals. For the 2022 and 2023 PBRSUs, the amounts are based on $68.80 multiplied by the target number of shares that would vest to the extent not already forfeited, under accelerated vesting provisions (in the case of death, disability, or change in control), or the number of target shares that will continue to vest, to the extent not already forfeited, under continued vesting provisions (in the case of retirement or severance under the Severance Plan) subject to achievement of performance goals established at the time such awards were granted.

(3)

Includes a base salary payable under the Severance Plan for the severance period and a 60-day notice period. Under the terms of the Severance Plan, an executive officer is eligible to receive a lump-sum severance benefit equal to base salary (at the December 31, 2023 rate) for a specified period (a minimum of seven months and a maximum of 12 months) based upon years of service. In addition, the Severance Plan provides for base salary during the 60-day notice period. To receive the lump-sum severance benefit, an employee must execute a severance agreement that provides the company and its affiliates with a general release and waiver of claims.

(4)

Under equity award agreements, if the employee meets the eligibility criteria for retirement at the time of termination, stock options and RSUs vest and PBRSUs continue to vest based on the achievement of the related performance goals.

(5)	Under the Severance Plan, amounts represent a lump-sum payment to cover part of the cost of COBRA premiums based on group health plan COBRA rates for the severance period.

(6)	Under equity award agreements, these awards fully vest in the event of a change in control of the company, death, or disability.

(7)

Under the Severance Plan, amounts result from vesting of outstanding long-term awards that would have vested during the 60-day notice period, accelerated vesting of outstanding stock options and RSU awards that would have vested during the severance period after termination, and continued vesting of PBRSU awards that may vest during the severance period after termination.

(8)

Under Mr. Schwab’s employment agreement, includes 36 months of salary (at the December 31, 2023 rate of $900,000) and bonus (at 2023 cash incentive of $1,613,539 under the CEBP), to be paid in 36 monthly installments.

(9)	Under Mr. Schwab’s employment agreement, unvested stock options fully vest upon an involuntary separation from service other than for cause.

(10)

Under Mr. Schwab’s employment and license agreements, includes annual installments of $5,812,930 (which represents $2.0 million adjusted to the consumer price index from 1987 as specified in his license agreement) for 15 years, and estimated cost of security and personal driver, office space, and secretarial support for 36 months of $1,378,493.

(11)	Under Mr. Schwab’s employment agreement, represents a lump-sum death benefit payable to Mr. Schwab’s estate in an amount equal to five times annual salary (at the December 31, 2023 rate of $900,000).

(12)	Under Mr. Schwab’s license agreement, represents annual installments of $5,812,930 for 15 years payable to Mr. Schwab or his estate.

(13)

Under Mr. Schwab’s employment agreement, represents 36 months of annual salary (at the December 31, 2023 rate of $900,000), to be paid in monthly installments. A prorated bonus is not included, as it is already included in the 2023 SCT and is not an additional expense to the company.

(14)

Under Mr. Schwab’s employment agreement, represents 60 monthly installments of $56,250 in the event that Mr. Schwab elects to provide consulting services following a voluntary resignation, or resignation or termination after a change in control. A prorated bonus is not included, as it is already included in the 2023 SCT and is not an additional expense to the company.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	61

  EXECUTIVE COMPENSATION TABLES

Charles Schwab Severance Pay Plan

Employees other than Mr. Schwab are eligible for benefits under the Severance Plan in the event of job elimination, as defined in the Severance Plan.

Under the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit of base salary equal to 15 business days multiplied by the officer’s full years of service, with a minimum of seven months and maximum of 12 months of the base salary that would have been payable to the executive officer. Prorated benefits will be provided for partial years of service. The lump-sum amount is in addition to base salary for the 60-day notice period.

An executive officer who becomes eligible for severance benefits under the Severance Plan is also eligible to receive a lump-sum payment to cover a portion of the cost of group health plan coverage. The amount of the payment is based upon the period of time for which he or she is eligible to receive severance pay and current COBRA rates for group health plan coverage. In addition, the portion of the executive officer’s long-term awards, except PBRSUs or similar performance-based awards, which would have vested had the officer remained employed during the severance period, will vest following the officer’s termination date. Executive officers are treated as employees during their severance period for purposes of determining their vesting in PBRSUs to the extent performance goals are met or exceeded for the period.

62	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards as of December 31, 2023

	Option Awards					Stock Awards
NAME	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Walter W. Bettinger II	464,629 324,924 285,896 405,187 271,318 135,809 76,028	90,440 135,809 228,087 332,878	[2] [3] [4] [5]	26.39 42.99 52.05 46.81 41.98 64.10 77.86 77.41	3/1/2026 3/1/2027 3/1/2028 3/1/2029 3/2/2030 3/1/2031 3/1/2032 3/1/2033	251,296	[6]	17,289,165	269,158	[7,8]	18,518,070
Peter B. Crawford	10,963 22,910 29,977 28,670 11,191 31,767 50,649 38,760 43,235 13,417	12,920 43,235 40,251 58,368	[2] [3] [4] [5]	28.44 34.70 26.39 42.99 39.70 52.05 46.81 41.98 64.10 77.86 77.41	11/3/2024 8/3/2025 3/1/2026 3/1/2027 6/1/2027 3/1/2028 3/1/2029 3/2/2030 3/1/2031 3/1/2032 3/1/2033	80,000	[6]	5,504,000	47,339	[7,8]	3,256,923
Joseph R. Martinetto	71,474 24,607 131,686 83,979 83,927 26,833	27,994 83,927 80,502 113,088	[2] [3] [4] [5]	52.05 50.41 46.81 41.98 64.10 77.86 77.41	3/1/2028 4/2/2028 3/1/2029 3/2/2030 3/1/2031 3/1/2032 3/1/2033	155,296	[6]	10,684,365	93,124	[7,8]	6,406,931
Richard A. Wurster	4,956 26,069 28,424 31,536 31,306	9,475 31,537 93,918 145,919	[2] [3] [4] [5]	46.39 41.63 41.98 64.10 77.86 77.41	11/1/2028 6/3/2029 3/2/2030 3/1/2031 3/1/2032 3/1/2033	88,320	[6,9]	6,076,416	114,600	[7,8]	7,884,480

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	63

  EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Charles R. Schwab	71,226 67,386 62,345 180,506 179,857 126,147 109,594 149,919 100,775 45,778 22,361	33,592 45,779 67,085 91,200	[2] [3] [4] [5]	25.86 27.45 28.44 30.17 26.39 42.99 52.05 46.81 41.98 64.10 77.86 77.41	3/3/2024 8/1/2024 11/3/2024 3/2/2025 3/1/2026 3/1/2027 3/1/2028 3/1/2029 3/2/2030 3/1/2031 3/1/2032 3/1/2033	84,706	[6]	5,827,773	76,309	[7,8]	5,250,059

(1)	Represents the market value of unvested RSUs or PBRSUs held as of December 31, 2023 based on the closing price of a share of common stock of $68.80 on December 29, 2023.

(2)

These non-qualified stock options under the 2013 Stock Incentive Plan have a grant date of March 2, 2020 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)

These non-qualified stock options under the 2013 Stock Incentive Plan have a grant date of March 1, 2021 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)

These non-qualified stock options under the 2013 Stock Incentive Plan have a grant date of March 1, 2022 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)

These non-qualified stock options under the 2022 Stock Incentive Plan have a grant date of March 1, 2023 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)

Includes PBRSU awards under the 2013 Stock Incentive Plan with a grant date of March 1, 2021 and vest 100% on the third anniversary of the grant date. The shares underlying the PBRSU awards granted on March 1, 2021 were paid based on an achievement of performance goals of 200% as follows:

Name	Vesting Date	Number of Units
Walter W. Bettinger II	3/1/2024	251,296
Peter B. Crawford	3/1/2024	80,000
Joseph R. Martinetto	3/1/2024	155,296
Richard A. Wurster	3/1/2024	58,354
Charles R. Schwab	3/1/2024	84,706

64	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

(7)

Includes PBRSU awards under the 2013 Stock Incentive Plan with a grant date of March 1, 2022 and vest 100% on the third anniversary of the grant date. Based on a target of 100%, future vesting for the PBRSUs is as follows:

Name	Vesting Date	Number of Units
Walter W. Bettinger II	3/1/2025	127,401
Peter B. Crawford	3/1/2025	22,483
Joseph R. Martinetto	3/1/2025	44,965
Richard A. Wurster	3/1/2025	52,460
Charles R. Schwab	3/1/2025	37,471

(8)

Includes PBRSU awards under the 2022 Stock Incentive Plan with a grant date of March 1, 2023 and vest 100% on the third anniversary of the grant date. Based on a target of 100%, future vesting for the PBRSUs is as follows:

Name	Vesting Date	Number of Units
Walter W. Bettinger II	3/1/2026	141,757
Peter B. Crawford	3/1/2026	24,856
Joseph R. Martinetto	3/1/2026	48,159
Richard A. Wurster	3/1/2026	62,140
Charles R. Schwab	3/1/2026	38,838

(9)

Includes time-based RSUs under the 2013 Stock Incentive Plan with a grant date of October 25, 2021 and vest in four equal annual installments beginning on the first anniversary of the grant date. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units
Richard A. Wurster	10/25/2024	14,983
	10/25/2025	14,983

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	65

  EXECUTIVE COMPENSATION TABLES

2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

Walter W. Bettinger II	—	—	300,813	23,000,914

Peter B. Crawford	7,792	258,103	42,974	3,285,899

Joseph R. Martinetto	—	—	93,109	7,119,347

Richard A. Wurster	—	—	49,488	3,307,408

Charles R. Schwab	270,753	12,834,402	111,730	8,543,155

(1)

The value realized on exercise of stock options as shown in this chart was calculated as the difference between the market price of the underlying share at exercise and the exercise price of the options multiplied by the number of shares subject to the option exercised. The market price for each transaction was determined as follows: If upon exercising, the NEO sold the shares acquired, the market price was determined to be the sale price. If upon exercising, the NEO kept the shares acquired, then the market price was determined to be the average of the high and low market price of the company’s common stock on the date of the exercise.

(2)

Amounts in this column were calculated by multiplying the number of shares vesting by the average of the high and low market price of the company’s common stock on the vesting date. If the vesting date was a weekend or holiday, the next business day’s prices were used to value the shares.

2023 Nonqualified Deferred Compensation Table

Name[1]	Plan	Executive Contributions In Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Walter W. Bettinger II	DCP2	—	3,938,859	—	23,920,642[4]

Peter B. Crawford	DCP2	—	477,577	—	2,914,070

Charles R. Schwab	DCP1	—	7,481,901	—	39,841,713[5]

(1)

Mr. Schwab participates in The Charles Schwab Corporation Deferred Compensation Plan I (the DCP1) only, and Mr. Bettinger and Mr. Crawford participate in the DCP2 only. No NEOs participating in the deferred compensation plans made contributions to the deferred compensation plans in 2023. Mr. Martinetto and Mr. Wurster did not participate in the company’s deferred compensation plans.

(2)	The company does not make contributions to the deferred compensation plans.

(3)	The earnings reported in this column are not above-market or preferential and therefore are not reported in the 2023 SCT.

(4)	For Mr. Bettinger, includes prior executive contributions of $19,746,990 and aggregate plan earnings of $4,182,652.

(5)	For Mr. Schwab, includes prior executive contributions of $6,513,138 and aggregate plan earnings of $33,328,576.

The Charles Schwab Corporation Deferred Compensation Plans

In December 2004, the Compensation Committee adopted the DCP2. Deferrals for income earned prior to January 1, 2005 were made under the DCP1, and all deferrals for income earned after January 1, 2005 were made pursuant to the DCP2. Subject to the terms and conditions set forth in the plans, each eligible participant may elect to defer a portion of amounts earned under the company’s non-equity incentive plans (and in some cases, participants can elect to defer a portion of their base salary). All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to deferral accounts are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by participants that the company makes available under the plans). Investment options available under the plans are listed mutual funds and the Schwab Managed Retirement Trust Funds. Participants may make investment changes at any time. With certain

66	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

exceptions, deferral accounts are paid or commence payment upon a fixed payment date, as elected by the participant, or upon the participant’s retirement. Participants generally may elect that payments be made in a single lump sum or in annual installments over a period of four, five, ten or fifteen years. However, payment will be made in a lump sum after a change in control of the company or upon a termination of a participant’s employment for any reason other than retirement.

2023 CEO Pay Ratio

The following is a reasonable estimate, calculated in accordance with SEC rules, of the ratio of the 2023 annual total compensation of the company’s median employee to the 2023 annual total compensation of Mr. Bettinger, the Chief Executive Officer:

◾	the annual total compensation of the median employee, calculated in accordance with SCT rules, was $117,672;

◾	the annual total compensation of the CEO, as reported in the 2023 SCT, was $23,871,744; and

◾	the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 203 to 1.

The same median employee was used for 2023 as has been used since 2021, as there was no material change to the employee population or compensation arrangements that would have significantly impacted the pay ratio disclosure.

To identify the company’s median employee in 2021, the company used internal records to determine the employee population as of December 31, 2021, which equaled 31,449 individuals, including full-time, part-time, temporary, and seasonal employees. Of the 31,449 individuals represented on our compensation and benefits platforms, 31,401 were employed in the United States and 48 outside the United States. The company’s 48 non-U.S. employees accounted for less than 5% of the total employee population and were excluded from the analysis. Such employees were located in: Hong Kong (28 employees); Singapore (11 employees); India (one employee); and the United Kingdom (eight employees).

The company used the taxable Medicare wages as reflected in the Company’s payroll records as reported to the Internal Revenue Service on Forms W-2 Box 5 (Taxable Medicare Wages) as the consistently applied compensation measure. The company’s payroll records were used to calculate total Taxable Medicare Wages compensation for each of the 31,400 employees, other than the CEO and non-U.S. employees identified as excluded above. The median employee was then identified by consistently applying this compensation measure to all employees included in the analysis.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	67

  PAY VERSUS PERFORMANCE

Pay Versus Performance
In accordance with SEC rules, the following table sets forth information with respect to how “compensation actually paid” (CAP) for our NEOs aligns with company performance. CAP is an
SEC-defined
term that does not necessarily reflect the amounts realized by the NEOs or how the Compensation Committee evaluates the link between company performance and NEO compensation. In addition, a significant portion of CAP relates to changes in fair value of unvested awards over the course of each year. Unvested awards remain subject to vesting conditions and possible future declines in value based on changes in the price of our common stock. The ultimate value realized by our NEOs from unvested equity awards will not be determined until the awards vest. For further information regarding the executive compensation program, including how the Compensation Committee evaluates pay-for-performance,
please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Year 1	Summary Compensation Table Total for CEO 2	Compensation Actually Paid to CEO 3	Average Summary Compensation Table Total for Other NEOs 2	Average Compensation Actually Paid to Other NEOs 3	Value of Initial Fixed $100 Investment Based on: 4		Net Income 5 (000s)	Adjusted Diluted Earnings Per Common Share (EPS) 6
					Total Shareholder Return	Peer Group Total Shareholder Return
2023	$23,871,744	$ 4,173,708	$8,204,771	$ 1,878,242	$153	$169	$5,067	$3.13
2022	$24,386,329	$57,877,151	$8,355,171	$18,470,980	$182	$149	$7,183	$3.90
2021	$21,938,404	$41,631,785	$9,121,613	$14,041,967	$182	$166	$5,855	$3.25
2020	$15,959,193	$20,212,071	$4,645,494	$ 5,780,703	$114	$118	$3,299	$2.45

(1)
Walter W. Bettinger II was the CEO and Peter B. Crawford, Joseph R. Martinetto, and Charles R. Schwab were also NEOs for each year presented. Richard A. Wurster was an NEO for 2023, 2022 and 2021 and Jonathan M. Craig was an NEO for 2020.

(2)
As reported in or, with respect to the
non-CEO
NEOs, the average of the amounts reported in, the “Total” column of the SCT (the SCT Total) for the applicable year. See the footnotes to the SCTs for further detail regarding the amounts in this column.

(3)	The SCT Total or, with respect to the non-CEO NEOs, the average of the SCT Totals reported for the applicable year, adjusted as follows in accordance with Item 402(v) of Regulation S-K:

Year		SCT Total Compensation	Minus SCT Equity Awards Total i	Plus Fair Value of Current Year Equity Awards at Year-End ii	Plus Change in Fair Value of Unvested Prior Year Equity Awards ii, iii	Plus Change in Fair Value of Equity Awards Vested in Current Year ii, iii	Plus Dividends Paid on Unvested RSUs	Equals Compensation Actually Paid
2023	CEO	$23,871,744	$18,250,034	$15,132,057	$(13,262,652)	$(3,317,407)	N/A	$4,173,708
	Other NEOs	$8,204,771	$5,600,035	$4,646,880	$(4,447,776)	$(968,298)	$42,700	$1,878,242

( i )
Amounts in this column reflect the totals or, with respect to the non-CEO
NEOs, the average of the totals under the Stock Awards and Option Awards columns in the SCT. See the footnotes to the SCTs for further detail regarding the amounts in this column.

( ii )
Fair value of equity awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Fair value of PBRSUs with unsatisfied performance conditions as of the applicable measurement date also reflects the probable outcome of the applicable performance conditions as of that date. Fair value of unvested options is based on the fair value of the options as of the applicable measurement date as determined using an options pricing model. If a vesting event is on a weekend or holiday, the next preceding day’s prices are used for valuation purposes. Dividend equivalents accumulating on unvested PBRSUs are included in the year-end
fair value for the year in which the dividends are accrued.

( iii )	Changes in fair value are measured by comparing fair value as of the end of the applicable year or at vesting, as applicable, to the fair value as of the end of the prior year.

(4)
Cumulative total shareholder return (TSR) of the company and the Dow Jones U.S. Investment Services Index, which is the same industry index included in Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities,” furnished on page 24 of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, assuming an initial investment of $100 in the company’s common stock on December 31, 2019 and reinvestment of dividends.

(5)
Net Income as reported in Part II, Item 8, “Financial Statements and Supplementary Data—Consolidated Statements of Income” on page
66
of the company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2023.

68	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PAY VERSUS PERFORMANCE

(6)
Adjusted Diluted EPS as reported on page 30 of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. For a reconciliation of diluted EPS in accordance with GAAP to the non-GAAP financial measure Adjusted Diluted EPS, please see Appendix A beginning on page A-1.

In accordance with SEC rules, the following charts describe the relationship between CAP and the company’s financial performance as measured by our cumulative TSR, net income, and Adjusted Diluted EPS, as well as the relationship between our TSR and Peer Group TSR.

The following chart lists the financial performance measures that, in the company’s assessment, are the most important financial performance measures used by the company to link CAP to company performance for 2023. The way these measures, together with certain other performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the Compensation Discussion and Analysis. The order of the measures in this chart should not be interpreted as a ranking.

Measures Schwab Considers Important in Evaluating Executive Pay for Performance

Adjusted Diluted EPS

Return on Tangible Common Equity (ROTCE) / Cost of Equity (COE)

Stock Price

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	69

      SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2023 with respect to equity compensation plans approved and not approved by stockholders:

Securities Authorized for Issuance As of December 31, 2023

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights[1] ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)

Equity compensation plans approved by stockholders	26,211,602[2]	$49.06	133,394,143[3]

Equity compensation plans not approved by stockholders	—	—	—

Total[4]	26,211,602	$49.06	133,394,143

(1)	The weighted-average exercise price does not consider awards that have no exercise price, such as RSUs and PBRSUs.

(2)

Consists of shares of common stock underlying: 17,262,693 stock options and 7,330,538 RSUs outstanding under the company’s 2013 and 2022 Stock Incentive Plans and 1,618,371 unearned PBRSUs awarded under the 2013 and 2022 Stock Incentive Plans (assuming the achievement of target performance with respect to each applicable performance metric such that 100% of the target PBRSUs are earned). The number of shares to be issued pursuant to such PBRSUs, if any, will be determined following completion of the relevant performance period.

(3)

Consists of 108,100,068 shares of common stock (including shares underlying stock options, stock appreciation rights, restricted stock, RSUs, performance stock, PBRSUs, performance units, and other stock awards) that may be awarded under the 2022 Stock Incentive Plan and 25,294,075 shares that may be purchased under the ESPP. An offering period under the ESPP had begun but was not completed as of December 31, 2023 (548,918 shares were subsequently purchased at the end of this offering period).

(4)

In accordance with applicable SEC rules, this table does not include information with respect to equity awards that were assumed by the company in connection with the acquisitions of the companies that originally established those plans or agreements and under which we may not make new award grants. The share amounts do not include equity awards granted under the TD Ameritrade Holding Corporation Long-Term Incentive Plan (the TD Ameritrade Plan) that were assumed by the company in connection with the company’s acquisition of TD Ameritrade in October 2020 (the TD Ameritrade Acquisition). As of December 31, 2023, there were 280,000 stock options, with a weighted-average exercise price of $25.81 and a weighted-average remaining term of two years, and 56,720 RSUs outstanding under the TD Ameritrade Plan.

70	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

This table shows common stock that is beneficially owned by owners of 5% or more of the outstanding company common stock, the directors, the NEOs, and directors and executive officers as a group, as of the close of business on March 4, 2024 or as noted otherwise.

	Amount and Nature of Beneficial Ownership				Percent of Outstanding Shares
Name of Beneficial Owner	Shares Owned[1]		Right to Acquire Within 60 Days[2]	Total Beneficial Ownership[3]

The Toronto-Dominion Bank	175,703,653	[4]	—	175,703,653	9.9%

The Vanguard Group	119,918,442	[5]	—	119,918,442	6.8%

Charles R. Schwab	105,984,431	[6]	1,146,311	107,130,742	6.0%

BlackRock, Inc.	96,697,577	[7]	—	96,697,577	5.4%

John K. Adams, Jr.	40,323		47,891	88,214	*

Walter W. Bettinger II	815,280	[8]	2,281,383	3,096,663	*

Marianne C. Brown	7,678		11,174	18,852	*

Joan T. Dea	20,113		25,965	46,078	*

Christopher V. Dodds	458,900		13,931	472,831	*

Stephen A. Ellis	106,409		131,756	238,165	*

Mark A. Goldfarb	29,610		32,190	61,800	*

Frank C. Herringer	213,168	[9]	196,852	410,020	*

Brian M. Levitt	23,040	[10]	5,890	28,930	*

Gerri K. Martin-Flickinger	6,149		7,753	13,902	*

Bharat B. Masrani	1,194		11,843	13,037	*

Todd M. Ricketts	535,326	[11]	5,890	541,216	*

Charles R. Ruffel	22,863		50,285	73,148	*

Arun Sarin	21,210		53,615	74,825	*

Paula A. Sneed	112,398		61,923	174,321	*

Carolyn Schwab-Pomerantz	2,312,654		37,428	2,350,082	*

Peter B. Crawford	66,681		344,085	410,766	*

Joseph R. Martinetto	260,458		547,569	808,027	*

Richard A. Wurster	101,555		245,284	346,839	*

Directors and Executive Officers as a Group (24 Persons)[13]	111,427,036		6,303,181	117,730,217	6.6%

*	Less than 1%

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	71

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

This column includes outstanding shares for which the named person has sole or shared voting or investment power or holds in an account under The Charles Schwab Corporation Dividend Reinvestment Plan, ESPP and/or The SchwabPlan Retirement Savings and Investment Plan. This column excludes RSUs held by directors under the company’s 2004 Stock Incentive Plan, the 2013 Stock Incentive Plan, the 2022 Stock Incentive Plan, and the DCP2, which do not have voting rights. Under the DCP2, the RSUs are converted into shares of common stock and paid in a lump sum by the end of February in the year following a director’s termination of board service. As of March 4, 2024, there are no RSUs under the DCP2 that are convertible within 60 days. Information on these RSUs is contained in the “Director Compensation” section of this proxy statement. This column also excludes PBRSUs held by executive officers under the 2013 Stock Incentive Plan and the 2022 Stock Incentive Plan, which do not have voting rights.

(2)

Shares that can be acquired through stock option exercises or through settlement of RSUs within 60 days of March 4, 2024. As of March 4, 2024, there are no RSUs held by directors and no PBRSUs held by executive officers that vest within 60 days.

(3)	This column includes the total number of shares beneficially owned, including shares owned and the number of shares underlying stock options exercisable within 60 days of March 4, 2024.

(4)

Includes shares held as of December 31, 2023 by TD Bank and its subsidiaries, for which TD Bank has sole voting and dispositive power. TD Bank also owns 50,893,695 shares of non-voting common stock that, when taken together with the shares of common stock owned by TD Bank, represents approximately 12.4% of the issued and outstanding common stock and non-voting common stock of the company. The address of TD Bank is Toronto-Dominion Centre, P.O. Box 1, Toronto, Ontario, Canada M5K IA2.

(5)

Includes shares held by The Vanguard Group (Vanguard) as reported on its Schedule 13G/A filed with the SEC on February 13, 2024 and includes 1,875,547 shares for which Vanguard has shared voting power, 113,622,207 shares for which Vanguard has sole dispositive power, and 6,296,235 shares for which Vanguard has shared dispositive power. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)

Includes 7,372,842 shares held by Mr. Schwab’s spouse as trustee, 30,731,256 shares held by family limited partnerships, 44,025 shares held by 188 Corp, and the following shares for which Mr. Schwab disclaims beneficial ownership: 6,644,896 shares held by nonprofit public benefit corporations established by Mr. Schwab; and 6,000 shares held in a trust for which Mr. Schwab acts as trustee. Mr. Schwab’s address is c/o The Charles Schwab Corporation, 3000 Schwab Way, Westlake, TX 76262.

(7)

Includes shares held by BlackRock, Inc. (BlackRock) as reported on its Schedule 13G/A filed with the SEC on January 31, 2024 and includes 85,960,974 shares for which BlackRock has sole voting power and 96,697,577 shares for which BlackRock has sole dispositive power. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(8)	Includes 2,507 shares held by Mr. Bettinger’s spouse.

(9)	Includes 50,625 shares held by Mr. Herringer’s spouse.

(10)	Includes 21,846 shares held by a company of which Mr. Levitt is the sole stockholder and that he controls.

(11)	Includes 7,867 shares held by Mr. Ricketts’ spouse and 295,320 shares held by Mr. Ricketts’ spouse as trustee.

(12)

Includes 585,057 shares held by Ms. Schwab-Pomerantz’s spouse as trustee, 2,798 shares held by a limited liability company of which Ms. Pomerantz-Schwab is the sole member and that she controls, and 1,724,799 shares held in trusts for which Ms. Schwab-Pomerantz acts as trustee.

(13)	In addition to the officers and directors named in this table, four other executive officers are members of this group.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires the company’s directors, executive officers, and beneficial owners of more than 10% of the company’s common stock to file reports with the SEC indicating their holdings of, and transactions in, the company’s equity securities. Based solely on a review of copies of these reports and written representations from the company’s executive officers and directors, all of the company’s executive officers, directors, and 10% owners timely complied with all Section 16(a) filing requirements for fiscal 2023 except for one late Form 4 reporting two transactions by Ms. Schwab-Pomerantz.

72	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

Transactions With Related Persons

Effective as of the closing of the TD Ameritrade Acquisition, the company entered into a registration rights agreement with Mr. Schwab, certain other stockholders, and TD Bank, which beneficially owns 5% or more of the company’s common stock that among other things provides Mr. Schwab, TD Bank, and the other stockholders party to the agreement up to three “demand” registrations in any 12-month period as well as customary “piggyback” registration rights with respect to all of their shares of company common stock and shares of company common stock issuable upon conversion, exercise, or exchange, as applicable, of any other company equity securities. The registration rights agreement also requires the company to indemnify the stockholders against certain liabilities that may arise under the Securities Act of 1933, as amended. This registration rights agreement replaced for Mr. Schwab the registration rights agreement that he entered into with the company in 1987.

The company and subsidiaries of TD Bank (together, the TD Depository Institutions) entered into an amended and restated insured deposit account agreement (the IDA agreement). In accordance with the IDA Agreement, which became effective October 6, 2020, and was subsequently replaced and superseded by a Second Amended and Restated Insured Deposit Account Agreement dated May 4, 2023, cash held in eligible brokerage client accounts is swept off balance sheet to deposit accounts at the TD Depository Institutions. The company provides recordkeeping and support services to the TD Depository Institutions with respect to the deposit accounts for which the company receives an aggregate monthly fee. During 2023, the company generated approximately $798 million in revenue from bank deposit account fees under the IDA Agreement.

Also in connection with the TD Ameritrade Acquisition, the company entered into a stockholder agreement with TD Bank (the Stockholder Agreement) effective as of the closing of the TD Ameritrade Acquisition that governs certain rights and obligations of TD Bank with respect to shares of the company’s voting and non-voting common stock that TD Bank acquired as part of the TD Ameritrade Acquisition. The Stockholder Agreement sets out, among other things, standstill restrictions, a voting agreement, board designation rights, and transfer restrictions.

As a result of the TD Ameritrade Acquisition, the company assumed certain agreements existing between TD Ameritrade and TD Bank and its affiliates. The following describes certain transactions between TD Ameritrade and TD Bank and its affiliates during fiscal year 2023. Unless otherwise disclosed, amounts cited relate to fiscal year 2023.

◾

Trading Platform Hosting and Services Agreement. TD Waterhouse Canada Inc. offers its clients TD Ameritrade’s “thinkorswim” trading platform, and TD Ameritrade, Inc. provides the services to support the platform, including routing orders, generating $16.8 million of other revenue, $4.1 million of trading revenue, and $3.3 million of other expense.

◾	Cash Management Services Agreement. TD Bank USA, N.A., a wholly owned subsidiary of TD Bank, provides cash management services to clients of TD Ameritrade, resulting in $1.1 million of expenses.

◾

Sublease Agreements. TD Ameritrade and TD Bank are parties to sublease agreements where TD Ameritrade and TD Bank sublease building space to each other for administrative and operational purposes. Under these sublease agreements, TD Ameritrade generated $0.4 million of sub-lease rental income and recognized $0.3 million of occupancy and equipment costs.

◾

Trademark License Agreement. TD Ameritrade and TD Bank were party to a trademark license agreement that allowed TD Ameritrade to use certain TD Bank trademarks as part of TD Ameritrade’s corporate identity. Although the agreement terminated upon the TD Ameritrade Acquisition, the company is permitted to continue using the trademarks for a transitionary period.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	73

  TRANSACTIONS WITH RELATED PERSONS

In addition, certain brokerage subsidiaries of the company have securities lending agreements with certain subsidiaries of TD Bank. These agreements were entered into in the ordinary course of business and were made on substantially the same terms as those prevailing for comparable securities lending agreements with persons other than related persons and do not involve more than the normal risk of collectability or present other unfavorable features.

As described in Security Ownership of Certain Beneficial Owners and Management, based on information contained in separate Schedule 13G filings with the SEC, each of BlackRock and Vanguard reported that it beneficially owned more than 5% of the outstanding shares of the company’s common stock as of December 31, 2023. The company and its affiliates engage in ordinary course transactions and arrangements with BlackRock or its affiliates including for sub-advisory services for a fund, recordkeeping, administrative, stockholder, educational, and data support services, and a license to use BlackRock’s portfolio management technology platform. The company and its subsidiaries also do and may continue to, in the ordinary course, invest in BlackRock and Vanguard funds and pay related management fees. These transactions are negotiated on an arm’s-length basis and we believe they are on customary terms and conditions.

Some directors, executive officers, and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors, executive officers, and their affiliates are made in the ordinary course of business and as permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

The company’s written Policy Regarding Related Party Transactions, which has been approved by the Audit Committee, governs the review and approval of transactions with related persons. With certain limited exceptions, this policy generally requires Audit Committee review and approval of any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships in which the company participates and the amount involved exceeds or is expected to exceed $120,000, and a director, nominee for director, or executive officer of the company, an immediate family member of any of the foregoing, or a stockholder owning in excess of 5% of a class of the company’s voting securities has a direct or indirect material interest. For the purposes of the policy, immediate family members include children, stepchildren, parents, stepparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and any persons sharing their household (other than a tenant or employee).

The policy requires directors and executive officers to promptly notify the company’s Office of Corporate Governance prior to the commencement of any such transaction in which the notifying person has or will have a material interest, and promptly after becoming aware of any other related person transaction or proposed related person transaction, and to provide a description of all material facts concerning such transaction and the related person’s interest in such transaction. The Office of Corporate Governance conducts an initial review of any reported transaction and refers all transactions requiring review and approval to the Audit Committee. The Audit Committee must give reasonable prior review to any related person transaction brought to its attention and will generally consider any such transaction at its next meeting. However, if prior review is not reasonably possible or the Audit Committee otherwise becomes aware of a related person transaction after its commencement, the transaction will be considered at the next regularly scheduled Audit Committee meeting. In the event that it is infeasible or impractical to wait until the next regularly scheduled Audit Committee meeting or convene an Audit Committee meeting to evaluate a related person transaction, the Chair of the Audit Committee, or any two disinterested members of the Audit Committee if the Chair is an interested party, may review and approve the related person transaction, and any such approval will

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  TRANSACTIONS WITH RELATED PERSONS

be reported to the Audit Committee as promptly as reasonably practicable. A transaction may be approved only if it is determined that the transaction is not inconsistent with the interests of the company as of the time of authorization or ratification.

Notice to and approval by the Audit Committee as described above is not required for certain transactions not required to be disclosed under Item 404 of Regulation S-K, charitable contributions to any tax-exempt organization (other than family foundations created by a related person) that do not exceed the greater of $1 million or 2% of the charitable organization’s revenues, and transactions involving financial services, other than loans and other extensions of credit, that are provided on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates and that otherwise comply with applicable law.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	75

PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

Proposals Four, Five, and Six: Stockholder Proposals

We have been notified that stockholder proponents intend to present three proposals for consideration at the annual meeting. The stockholder proposals and supporting statements appear below, and we present the proposals as they were submitted to us. We recommend that you vote against the three stockholder proposals. Our responses are contained immediately after each proposal.

First Stockholder Proposal

Jing Zhao, 1745 Copperleaf Ct, Concord, California 94519, who holds 60 shares of the company’s common stock, has submitted the following proposal for consideration at the annual meeting:

Shareholder Proposal to Improve Executive Compensation Program

Resolved: shareholders recommend that the Charles Schwab Corporation (the Company) improve the executive compensation program to include the CEO pay ratio factor.

Supporting Statement

The Company’s CEO compensation jumped irregularly, irrationally, and unreasonably from $15,959,193 in 2020 to $21,938,404 in 2021 (+37.5%), to $24,386,329 in 2022 (+11.2%) (2023 Proxy Statement p.54). The CEO pay ratio was 210:1 in 2022 (2023 Proxy Statement p.67). As I am writing the proposal today, the stock price dropped from $80.90 on October 11, 2021 to $74.31 on October 7, 2022 (-8.1%), to $51.52 on October 6, 2023 (-30.7%).

America’s ballooning executive compensation is not sustainable for the economy, and there is no rational methodology or program to decide the executive compensation, particularly because there is no consideration of the CEO pay ratio factor (2023 Proxy Statement pp.36-71). The increase of disparity of income has a direct negative impact on American social instability. For example, one article from Politico.com 09/16/2023 “‘No defensible argument’: Anger boils over at CEO pay” stated: “The historic UAW strike puts an exclamation point on more than a decade of efforts ... to narrow the pay gap between top executives and workers. … And between 1978 and 2021, executive compensation at large American companies increased by more than 1,400 percent.”

The public gives the board a free hand to run the corporate business so there is no organized union in big financial companies, there is no employee representation on board, and the board is nominated without any competition (the number of candidates is the same number of board seats). Adam Smith said: “Wealth, as Mr Hobbes says, is power.” America has a long history to check and balance power. Shareholders in JPMorgan Chase & Co., Intel, Netflix and other big companies rejected sky-high executive pay packages in 2022 and 2023.

The CEO pay ratios of big Japanese and European companies are much less than of big American companies. As a policy recommendation, the Company may refer to Aristotle’s Politiká/Politics, in which he concluded that in a stable polis community, the disparity of land ownership should not be more than 5 times. The Company has the flexibility to reform the Compensation Committee to improve the executive compensation program, such as to include the CEO pay ratio factor.

* * *

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  PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

Board of Directors’ Recommendation Against and Statement of Opposition to the Stockholder Proposal

Our executive compensation program is designed through thoughtful application of a combination of pay elements to ensure an adept, driven executive team whose incentives square with company and stockholder interests. Our board believes that given the company’s strong existing practices, which have historically received broad stockholder support, the adoption of this proposal is unnecessary, as its implementation would not meaningfully enhance the company’s executive compensation program. For these reasons and the reasons set forth below, after careful consideration, our board unanimously recommends a vote AGAINST this proposal.

Our Executive Compensation Program Has Been Carefully Tailored to Help Our Company Achieve Its Strategic Goals and Align With the Long-Term Interests of Our Stockholders.

As extensively detailed in the section entitled “Compensation Discussion and Analysis” above, our executive compensation program and philosophy are thoughtfully designed and applied, contrary to the erroneous assertion in the proposal that “there is no rational methodology or program to determine the executive compensation.” Our program supports the company’s strategic objectives through a design intended to attract, motivate, and retain talented, highly capable executive officers, reward executive officers for their performance, link pay with company performance, and align executive officers’ incentives with the long-term interests of the company and its stockholders. Our Compensation Committee evaluates our executive compensation practices on an ongoing basis to determine whether they support the company’s strategic objectives and serve these design principles. Our pay decisions take into consideration a wide range of factors, including competitive pay analysis of peer companies, the company’s performance, the economic environment, and market trends. As described in more detail under “Compensation Discussion and Analysis,” a significant portion of our executive compensation is performance-based and dependent upon the success of the company in creating long-term value for its shareholders. In addition, our executive compensation practices are tailored to account for each executive’s experience, responsibilities, changes in job scope, individual performance, and pay relative to internal peers. We believe this approach helps us attract and retain the most talented employees to drive innovation, creativity, growth, and long-term value for our stockholders. The proposal would interfere with this carefully designed executive compensation program, which we believe is not only effective but integral to our success.

CEO Pay Ratios Provide Little Comparative Value for Our Executive Compensation Program.

Although SEC rules require annual disclosure of the CEO pay ratio, our Compensation Committee does not believe that the ratio should define or drive our compensation principles or practices. CEO pay ratios vary widely across companies, as different companies have different employment and compensation practices, depending on the nature of their workforce, their business, and various other factors. According to the SEC, the purpose of CEO pay ratio disclosures is not to facilitate comparisons among companies, and conformity or comparability of pay ratios across companies is not necessarily achievable given the variety of factors that could cause ratios to differ, as companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As a result, the utility of CEO pay ratio as a comparative metric at the company, industry-wide, and across industries is limited.

Stockholders Have Overwhelmingly Supported Our Executive Compensation Practices.

Our board and management team value the opinions and feedback of our stockholders, which is why we have regular, ongoing engagement with our stockholders throughout the year regarding a variety of topics, including our executive compensation program and philosophy. Our board and management team regularly discuss our stockholders’ feedback. In addition, our stockholders have consistently and overwhelmingly endorsed the company’s pay practices—since 2010, each year our advisory proposal to approve the company’s executive compensation has

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  PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

received support from at least 91% of the votes cast. Most recently, at the 2023 annual meeting of stockholders, stockholders approved our advisory proposal to approve the company’s executive compensation by approximately 92% of the votes cast, similar to the levels of support expressed at our 2022 (93%) and 2021 (94%) annual meetings of stockholders.

Summary

For these reasons, the Board has determined that support for this stockholder proposal is unwarranted and believes that our current compensation program is appropriate and designed in a manner that our Compensation Committee – which is best positioned to evaluate and determine the design of our executive compensation program – believes is in the best interest of the company and our stockholders.

For these reasons, we recommend a vote against the stockholder proposal.

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Second Stockholder Proposal

Inspire Investing LLC, 3597 E. Monarch Sky Lane, Suite 330, Meridian, Idaho 83646, which holds 4,048 shares of the company’s common stock, has submitted the following proposal for consideration at the annual meeting:

Report on Respecting Workforce Civil Liberties Supporting Statement:

Supporting Statement:

Charles Schwab is one of the largest companies in the United States and employs over 30,000 people. As a major employer, Charles Schwab should respect the free speech and religious freedom of its employees. Charles Schwab is legally required to comply with many laws prohibiting discrimination against employees on a variety of factors, including religion and sometimes political affiliation.

Respecting diverse views also allows Charles Schwab to attract the most qualified talent, promote a healthy and innovative business culture, serve its diverse customer base, and contribute to a healthy economic market and marketplace of ideas.

Despite this, the 2023 edition of the Viewpoint Diversity Score Business Index1 found that 91% of scored companies promote divisive training concepts like critical race theory (CRT) that replace rich cultural and ideological diversity with a monolithic focus on group identity. These concepts label employees as “oppressed” or “oppressors” based on the color of their skin, biological sex, or religious status. While companies often push concepts like CRT under the guise of promoting “diversity, equity, and inclusion,” such efforts often have the opposite effect. Instead of creating workplaces that afford equal opportunity based on individual merit, DE&I too often leads to hostility, polarization, and partiality.

Many companies also alienate their own employees by taking divisive stances on political issues. For example, many companies have adopted radical stances and policies on abortion. The 2023 Index also found that 78% of scored companies discriminate against religious nonprofits in their charitable giving and 63% give money to legislation that undermines fundamental First Amendment freedoms. According to the Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.2

Companies may also face additional legal liability for DE&I programs that make distinctions based on race, per the recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v. DeJoy. In light of these risks, the Company must take immediate steps to assess potential shortcomings and act to remedy these concerns.

Resolved: Shareholders request the Board of Directors conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at a reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how Charles Schwab’s policies and practices impact employees and prospective employees based on their race, color, religion (including religious views), sex, national origin, or political views, and the risks those impacts present to Charles Schwab’s business.

* * *

[1]	The Index is the first comprehensive benchmark for measuring corporate respect for free speech and religious liberty and is available at https://www.viewpointdiversityscore.org/
[2]	2023 Freedom at Work Survey, VIEWPOINT DIVERSITY SCORE (last accessed Sept. 14, 2023).

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	79

  PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

Board of Directors’ Recommendation Against and Statement of Opposition to the Stockholder Proposal

Our firm was founded on the belief that the investment industry needed to be more inclusive – that more people from Main Street should be able to enjoy the same benefits as those on Wall Street. That spirit of inclusiveness continues to be a guiding principle, and we believe that by cultivating a diverse, inclusive workplace, we gain a wider range or perspectives and experiences, which supports our business strategy.

As such, given the company’s strong commitment to inclusiveness, as further discussed below, the board believes that the adoption of this proposal is unnecessary as its implementation would not meaningfully enhance the company’s already established policies and practices. Moreover, at last year’s annual meeting, our stockholders resoundingly rejected a nearly identical proposal, with over 99% of votes cast against the proposal. In light of these facts and after careful consideration, our board unanimously recommends a vote AGAINST this proposal.

We Respect Everyone’s Rights, Including Those of Our Employees, to Their Viewpoints, However Diverse, on Various Issues.

We believe strongly that everyone is entitled to their individual viewpoints—each and every employee, board director, and client. It is, in fact, our respect for those viewpoints that leads us to believe that our company’s purpose is best realized by declining to take sides in political debates unrelated to our business.1 We never want to be seen attempting to speak for the diverse viewpoints held by our clients or employees nor do we want a company position on political issues to get in the way of our employees serving others, or all of our clients achieving better financial outcomes. That is why each of us is expected to respect the rights of and deal fairly with the company’s clients, competitors, vendors, and personnel. Our success has always been rooted in our commitment to a simple but important principle: serving our clients, stockholders, and all other stakeholders in the way any of us would want to be served. As such, we have established a positive record of inclusion and diversity in the many areas in which we operate. For instance, we support 10 Employee Resource Groups, in which over 13,500 employees participate, extending Schwab’s appeal as an employer and provider of financial services across diverse communities throughout the country.

We are Committed to Continuing to Build a Diverse, Inclusive Workplace and Preventing Discrimination Across the Organization.

We believe that diversity contributes to company performance and that, through diversity, we gain a wider range of perspectives and experiences, which supports our business strategy of seeing the world “Through Clients’ Eyes.” Accordingly, we take seriously our commitment to diversity and inclusion. To bring our commitment to life, we have adopted four key pillars that guide our approach to diversity and inclusion: increase workforce diversity—talent comes from a broad spectrum of human qualities and strengths; build on our inclusive work place—embracing an inclusive culture across the organization; serve a diverse marketplace’s needs—leveraging our differences is important to our clients’ success; support our communities—making a positive impact on the communities where we live and work.

Fundamental to these efforts is a core and abiding principle: we do not tolerate discrimination or harassment of any kind based on an individual’s protected status. To that end, diversity and inclusion at our company transcends ethnicity, race, color, religion, sex, sexual orientation, gender identity, national origin, age, disability, protected veteran status, interests and life stages to include diversity of experiences, strengths, perspectives, and thought.2

[1]	See The Charles Schwab Corporation, “Why We Don’t Take Sides on Political Issues,” available at https://www.aboutschwab.com/why-we-dont-take-sides-on-political-Issues.
[2]	See The Charles Schwab Corporation, “Everyone Counts – Our Commitment to Diversity and Inclusion,” available at https://content.schwab.com/web/retail/public/about-schwab/ceo_letter_diversity_2022.pdf.

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These enduring values are reflected in The Charles Schwab Corporation Code of Business Conduct and Ethics, as well as in our Equal Employment Opportunity Policy and Preventing Harassment and Discrimination Policy. We are on a long-term journey to continue to enhance our workforce diversity and inclusive culture, better serve our diverse clients, and build stronger connections to our diverse communities. This commitment is reflected in our numerous diversity and inclusion efforts, including but not limited to partnering with Historically Black Colleges and Universities and Hispanic serving institutions for campus recruiting, our endowed scholarship program, and our diversity and inclusion mentorship program. We are proud of our progress and the recognition we have received, including U.S. Veterans Magazine Best of the Best Recognition (recognized since 2012), Forbes 2023 Best Employers for Women, and scoring 100 on the 2023 Disability Equality Index.

It is important for our business that our talent reflects the diverse communities of clients that they serve. The policies and procedures we have in place for our employees are intended to foster diversity and inclusion and promote respect for all people. We are also committed to respecting the dignity of everyone in the workplace and expect everyone to show respect for all of our colleagues, clients, contingent workers, and vendors.

Our Board and Its Committees Oversee Our Workplace Diversity and Inclusion Policies and Practices.

In addition to measures designed to combat discrimination, we have thorough risk management processes to protect against risks to the company, including risks related to the application of our policies. As part of this process, our board and its Nominating and Corporate Governance Committee oversee and monitor our ESG programs and priorities, our Audit Committee oversees policies and procedures for ensuring compliance with the company’s Code of Business Conduct and Ethics, and our Risk Committee reviews reporting guidelines for overseeing conduct risk and reviews reports relating to violations of the Code of Business Conduct and Ethics.

For these reasons, we recommend a vote against the stockholder proposal.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	81

  PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

Third Stockholder Proposal

Warren Wilson College, 701 Warren Wilson Rd, Swannanoa, NC 28778, which holds 142 shares of the company’s common stock, has submitted the following proposal for consideration at the annual meeting:

Racial and Gender Pay Gaps

Whereas: Pay inequities persist across race and gender and pose substantial risk to companies and society at large. Black workers’ hourly median earnings represent 81 percent of white wages. The median income for women working full time is 83 percent that of men. Intersecting race, Black women earn 64 percent, Native women 51 percent, and Latina women 54 percent. At the current rate, women will not reach pay equity until 2059, Black women until 2130, and Latina women until 2224.1

Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional income. PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development countries’ economies by 2 trillion dollars annually.2

Actively managing pay equity is associated with improved representation, and diversity is linked to superior stock performance and return on equity.3 Minorities represent 37 percent of Charles Schwab’s workforce and 27 percent of management. Women represent 37 percent of Charles Schwab’s workforce and 37 percent of management.4

Best practice pay equity reporting consists of two parts:

1.	unadjusted median pay gaps, assessing equal opportunity to high paying roles,

2.	statistically adjusted gaps, assessing pay between minorities and non-minorities, men and women, performing similar roles.

The Company continues to ignore unadjusted gaps, which address structural bias women and minorities face regarding job opportunity and pay, particularly when men hold most higher paying jobs. Median pay gaps show, quite literally, how Charles Schwab assigns value to employees through the roles they inhabit and pay they receive. Median gap reporting also provides a digestible and comparable data point to determine progress over time.

Racial and gender median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, Organization for Economic Cooperation and Development, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps.

Additionally, Charles Schwab reported statistically adjusted pay gaps in 2023 in response to a shareholder proposal but did not commit to reporting these gaps annually.

Resolved: Shareholders request The Charles Schwab Corporation report on median pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).

[1]	https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/ Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
[2]	Ibid.
[3]	Ibid.
[4]	https://content.schwab.com/web/retail/public/about-schwab/schwab-2022-esg-report.pdf

82	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

  PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus and equity compensation to calculate:

◾	percentage median gender pay gap, globally and/or by country, where appropriate
◾	percentage median racial/minority/ethnicity pay gap, US and/or by country, where appropriate

* * *

Board of Directors’ Recommendation Against and Statement of Opposition to the Stockholder Proposal

We believe diversity and inclusion (D&I) are tied to our success and purpose of serving every client with passion and integrity. Our D&I strategy is guided by four key pillars:

◾	Increase Workforce Diversity: talent comes from a broad spectrum of human qualities and strengths

◾	Build on our Inclusive Workplace: embracing an inclusive culture across the organization

◾	Serve a Diverse Marketplace’s Needs: leveraging our differences is important to our clients’ success

◾	Support our Communities: making a positive impact on the communities where we live and work

Our employees are the foundation of our business, and we are dedicated to fostering a culture that values and reflects the strengths of every employee so that we can be best positioned to support our diverse clients and the communities we serve.

Moreover, a recent pay equity analysis showed that our female employees earn approximately 99.2 cents for every dollar earned by similarly situated male employees, and our employees who identify as people of color earn approximately 99.9 cents for every dollar earned by similarly situated white employees.

Given the company’s strong programs, practices and disclosure, the Board believes that the adoption of this proposal is unnecessary as its implementation would not meaningfully enhance the company’s already established commitment to pay equity as part of our broader commitment to diversity and inclusion. In addition, at our 2023 annual meeting of stockholders, our stockholders agreed with our position that the adoption of a proposal on this topic is unnecessary by rejecting a nearly identical proposal from a different proponent, with only 24.7% of votes cast in favor of the proposal.

For these reasons and the reasons set forth below, after careful consideration, our board unanimously recommends a vote AGAINST this proposal.

We are Transparent About Our Workforce Diversity.

We believe that diversity contributes to company performance. Through diversity, we gain a wider range of perspectives and experiences, which supports our business strategy of seeing the world “Through Clients’ Eyes.” We are on a long-term journey to continue enhance our workforce diversity and inclusive culture, better serve our diverse clients, and build stronger connections to our diverse communities. It is important to both our business and our clients that our talent is as broad and diverse as the communities we serve. The ability to hire, retain, and develop a diverse workforce is an important component of our commitment to D&I. To that end, we have a number of measures in place to support diverse representation and belonging.

Our board and Executive Council are responsible for establishing our D&I strategy across the organization and supporting our talent acquisition and retention efforts. Our D&I Sponsorship Committee provides centralized oversight and governance to ensure that D&I partner sponsorships align with our four-pillar approach to D&I.

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  PROPOSALS FOUR, FIVE, AND SIX: STOCKHOLDER PROPOSALS

In addition, to further enhance our transparency regarding our workforce diversity, we make our EEO-1 report publicly available on our website, providing disaggregated information about gender, race, and ethnicity across our workforce.

We are proud of the progress we have made, and we recognize there will be more to do as best practices and the needs of our communities and markets continue to evolve. We are committed to our ongoing efforts to open doors and unlock the human and commercial potential that can flow from a strong focus on D&I across the company.

Our Board and Nominating and Corporate Governance Committee Oversee Our Diversity and Inclusion Efforts.

Our board and its Nominating and Corporate Governance Committee oversee our efforts with respect to pay equity and diversity and inclusion as part of their responsibility for oversight of our ESG programs and priorities. In addition, the Nominating and Corporate Governance Committee and the full board are regularly updated and provide director oversight of our efforts to foster a diverse and inclusive workforce.

We Have Implemented Many Programs and Practices to Foster Diversity and Inclusion.

The company has developed recruiting, training, and compensation programs to foster diversity and inclusion across its workforce. Because we recognize that there is no single solution to expanding diversity in our workforce, we have developed a holistic set of programs and policies to support our efforts. To help build an inclusive culture, we:

◾

Employ numerous outreach strategies, such as campus recruiting with Historically Black Colleges and Universities and Hispanic-serving institutions and partnerships with over 30 organizations to help recruit diverse talent to the company.

◾

Offer multiple mentoring programs, including a structured mentoring program for colleagues of color at the director level. Our senior leader mentors provide career guidance and developmental insights, and mentees focus on expanding leadership capabilities to prepare them for career growth while developing meaningful, supportive relationships with senior leaders. In 2023, we offered additional mentor training through an Inclusion through Allyship program facilitated by our external training partner, providing tools and support on how to be an ally to mentees and team members.

◾

Use a bias-detection tool so that all job descriptions and recruiting communications are reflective of the diverse candidate pools we want to attract and reduce potential bias in the interview process through a competency-based behavioral interviewing method that focuses on the quality of people hired.

◾

Sponsor 10 Employee Resource Groups (ERGs), employee-driven groups developed around specific dimensions of diversity to build and maintain a community of support, leadership development opportunities, mentorship, and connection to our diverse client base. Our ERGs are made up of employees who come together around common interests, shared characteristics or life experiences and are committed to fostering a culture of inclusion at the company. Our ERGs are supported by at least one or two Managing Directors as National Executive Sponsors. The Executive Sponsors provide coaching, mentorship and guidance to our ERG leaders on the successful execution of our ERG initiatives, all in concert to build an environment of inclusion and belonging. In 2023, our ERGs included approximately 13,500 members in 127 chapters spread across our different locations and hosted approximately 1,000 events.

◾	Hold an annual Week of Belonging—a week-long intersectional event highlighting inclusion through employee and leadership engagement and development activities open to all employees.

◾

Provide resources, including training, accessibility tools, and accommodations processes, to employees who self-identify as neurodivergent and their people leaders, to make for a positive employee experience. The Charles Schwab Neurodiversity at Work hiring program connects neurodivergent job seekers to select roles across Schwab.

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We provide additional information about our diversity and inclusion efforts in the 2023 Charles Schwab Corporation Environmental, Social, and Governance Report, available at aboutschwab.com/citizenship.

As a result of our efforts to cultivate a diverse and inclusive workforce, the company has been repeatedly recognized for our efforts and successes, including:

◾	2023 Disability Equality Index Award: Recognized in “Best Places to Work for Disability Inclusion,” by scoring 100% each year since 2021

◾	2023 America’s Best Employers for Women: Named by Forbes based on a survey of 60,000 workers at companies with at least 1,000 employees

◾	2023 Best of the Best Recognition: Recognized annually since 2012 by U.S. Veterans Magazine

◾	2023-2024 Equality 100 Award: Received score of 100% on the Human Rights Campaign Foundation’s Corporate Equality Index for LGBTQ+ inclusion since 2004

◾	Best Employers for Diversity: Named by Forbes since 2019, based on a survey of 50,000 workers across the U.S.

◾	2022 Top 50 Employers Recognition: Being awarded as a top employer by readers of Careers & the disABLED magazine

◾	Social Impact: Being recognized as a 2023 honoree of The Civic 50 awarded by Points of Light to the 50 most community-minded companies for their corporate citizenship and social impact programs.

We are Intently Focused on Our Employees’ Well-Being and Success.

The well-being of our people and their families comes first. To help employees and their families navigate life’s everyday challenges, we focus on providing benefits that matter most to them. We have expanded our parental leave benefits and added more family/personal support programs, including backup care for children, adults, and elder family members, guidance throughout the elder caregiving journey, support for children who are experiencing developmental, learning, or emotional hurdles, college coach, tutoring, pet care, and legal assistance for employees’ parents. Recognizing that our employees span many different life stages and have a variety of different work-life needs, the company offers a wide range of resources and benefits to support all employees, including a hybrid work environment, employee sabbatical program, paid parental leave, employee stock purchase plan, tuition reimbursement, and volunteer time off. We have expanded our Employee Assistance Program that supports employee’s emotional and mental well-being with new onsite care at four major locations, and we introduced a new holistic, inclusive wellbeing program focused on financial, physical, emotional, and social well-being where employees can earn well-being rewards by completing activities through a customized website and mobile app.

Summary

The board believes that the adoption of this proposal is unnecessary as it would not meaningfully enhance the company’s commitment to pay equity and diversity and inclusion. As described above, we are committed to pay equity and cultivating diverse representation, and we have strong programs and practices supporting our ongoing commitment. Our current disclosure already provides robust information and implementation of this proposal would not meaningfully enhance the company’s already established commitment to pay equity as part of our broader commitment to diversity and inclusion.

For these reasons, we recommend a vote against the stockholder proposal.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	85

VOTING PROCEDURES AND OTHER INFORMATION

Voting Procedures and Other Information

How Can I Obtain Proxy Materials?

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we are making this proxy statement and our Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, available to our stockholders on the internet. On April 5, 2024, we mailed our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including this proxy statement and our Annual Report to Stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received email notification of how to access our proxy materials and vote over the internet, or have been mailed paper copies of our proxy materials and a proxy card or a voting instruction form from their bank or broker.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our annual meeting, and reduce the environmental impact of our annual meeting. However, if you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice. If you have previously elected to receive our proxy materials electronically for all future meetings, you will continue to receive these materials via email unless you elect otherwise.

How Can I Attend the Annual Meeting?

Stockholders who owned the company’s common stock at the close of business on March 25, 2024 may attend the annual meeting. There were 1,776,057,596 shares of common stock outstanding on March 25, 2024.

This year’s annual meeting will be a virtual event. You will not be able to attend the annual meeting physically in person. We believe that conducting the annual meeting as a virtual meeting will enable higher levels of stockholder attendance while also helping the company reduce its financial and environmental costs associated with the annual meeting. Stockholders attending the meeting will have the same rights as at an in-person meeting, including the rights to vote and to ask questions through the virtual meeting platform.

To attend the annual meeting, please go to:

www.proxydocs.com/SCHW

As part of the attendance process, you must enter the control number contained in your Notice. Upon entry of your control number and other required information, you will receive further instructions via email that provides you access to the annual meeting and to vote and submit questions during the annual meeting. If your shares are held in “street name” (e.g., through a broker, bank, or other nominee) you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process.

On May 23, 2024, you will receive an email one hour prior to the start time of the annual meeting containing a unique URL, through which you will be able to log in to the virtual annual meeting. The annual meeting will begin promptly at 11:00 a.m. Central Time. You should ensure that you have a strong internet connection, and we recommend testing your system on the virtual meeting platform.

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  VOTING PROCEDURES AND OTHER INFORMATION

Should you encounter any difficulties accessing the virtual meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. Please utilize the link on the meeting portal website at www.proxydocs.com/SCHW titled “Having trouble? Please view the Meeting Access FAQs Guide,” which will have many FAQs as well as a technical support number that can be called before or during the meeting.

Our virtual meeting platform will allow stockholders to submit questions before and during the annual meeting. Properly submitted questions may be addressed during the question and answer session of the annual meeting. Due to limited time at the annual meeting, we may aggregate questions by topic and may not be able to address all submitted questions. Our Investor Relations team may address submitted questions that are not able to be answered after the annual meeting. Consistent with the company’s approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

If you are not a shareholder or do not have a control number, you may still access the annual meeting as a guest but you will not be able to vote or ask questions during the meeting.

What is a Quorum?

A quorum is necessary to hold a valid annual meeting. The presence, in person or by proxy, of the holders of record of a majority in voting interest of the shares of stock of the company entitled to be voted at the annual meeting is necessary to constitute a quorum. Virtual attendance at the annual meeting constitutes presence in person for purpose of a quorum at the meeting.

How Can I Vote?

Stockholders who owned the company’s voting common stock at the close of business on March 25, 2024 may vote in advance of or at the annual meeting. Each share of voting common stock is entitled to one vote.

You may vote in advance of the meeting by internet, telephone, or mail.

◾	Online. You may vote by visiting www.proxydocs.com/SCHW and entering the unique control number found in your Notice.

◾	Telephone. Call (866) 485-0358 and follow the instructions on your proxy card or your voting instruction form.

◾	Mail. Sign, date and mail your proxy card or your voting instruction form.

If you plan to attend and submit your vote at the virtual annual meeting (instead of voting in advance), you will need to provide the unique control number found in your Notice.

If you hold your shares through a broker, bank, or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the annual meeting. You may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Even if you plan to attend the annual meeting, we recommend that you submit your proxy or voting instructions in advance of the annual meeting as described above so that your vote will be counted even if you later decide not to attend the meeting.

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  VOTING PROCEDURES AND OTHER INFORMATION

How is My Vote Counted?

You may vote either “for” or “against” or “abstain” from voting on each director nominee, the ratification of the selection of independent auditors, the advisory approval of NEO compensation, and the stockholder proposals. If you abstain from voting on any director nominee, the abstention will not count as a vote cast on the proposal to elect that director. If you abstain from voting on the ratification of the selection of independent auditors, the advisory approval of NEO compensation, or the stockholder proposals, it will have the same effect as a vote “against” that proposal.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and according to the best judgment of Charles R. Schwab, Walter W. Bettinger II, and Peter J. Morgan III if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you submit for one or more proposals, your shares will be voted (with respect to the proposal or proposals on which you do not vote):

◾	for the five named nominees for director;

◾	for the ratification of the selection of independent auditors;

◾	for the advisory approval of NEO compensation;

◾	against the stockholder proposal requesting changes to the company’s executive compensation program;

◾	against the stockholder proposal on workforce discrimination risk oversight and impact;

◾	against the stockholder proposal requesting pay equity disclosure; and

◾	according to the best judgment of Mr. Schwab, Mr. Bettinger, and Mr. Morgan if a proposal comes up for a vote at the meeting that is not on the proxy.

How Will My Shares be Voted If Other Business is Presented at the Annual Meeting?

We know of no business other than the proposals contained in the proxy statement to be considered at the meeting. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Mr. Schwab, Mr. Bettinger, and Mr. Morgan will vote your shares on those matters according to their best judgment.

What If I Change My Mind After I Submit My Proxy?

If you are a holder of record, you may revoke your proxy and change your vote by:

◾	signing a proxy card with a later date and returning it before the polls close at the meeting;

◾	voting by telephone or on the internet before 11:00 a.m. Central Time on May 23, 2024; or

◾	voting at the annual meeting (your attendance at the annual meeting without further action will not revoke an earlier submitted proxy).

If you hold your shares in “street name,” you must follow the instructions provided by your broker, bank, or nominee to revoke your voting instructions.

How Many Votes Must the Director Nominees Receive to be Elected as Directors?

A director must receive more “for” than “against” votes to be elected as a director. If a director does not receive more “for” than “against” votes, the director may be eligible under Delaware law to continue to serve a “holdover” term

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until the next annual meeting of stockholders. However, in the event that a director does not receive more “for” than “against” votes, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall meet within 90 days after the final certification of the vote and evaluate the director’s continued service for a holdover term. Under the guidelines, the Nominating and Corporate Governance Committee should consider the following:

◾	the reasons for the director’s failure to receive an affirmative majority of votes;

◾	the director’s qualifications and skills and contributions to the board and board committees;

◾	the effect on board composition without the director’s continued service during the holdover term on the board or board committees;

◾	whether there are qualified candidates to fill a vacancy if the affected director immediately resigned from the board or board committees; and

◾	the guidelines for considering director candidates established by the Nominating and Corporate Governance Committee.

In making its evaluation, the Nominating and Corporate Governance Committee may determine that:

◾	the director should continue to serve a holdover term on the board;

◾	the director should continue service on the board for a predetermined period (but less than a full holdover term);

◾	the director should continue service on the board for a holdover term or predetermined period but resign from one or more board committees; or

◾	the director should immediately resign from the board or one or more board committees.

If the Nominating and Corporate Governance Committee determines that the affected director should resign from the board or one or more board committees, the director will be expected to submit a resignation immediately upon such determination. The Nominating and Corporate Governance Committee’s determination, including the reasons for such determination, will be publicly disclosed on a Form 8-K filed with the SEC.

What Happens If a Director Nominee is Unable to Stand for Election?

The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Mr. Schwab, Mr. Bettinger, and Mr. Morgan can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

How Many Votes are Needed for the Ratification of Independent Auditors and the Advisory Approval of NEO Compensation?

The ratification of independent auditors and the advisory approval of NEO compensation will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

How Many Votes are Needed for Approval of the Stockholder Proposals?

The stockholder proposals will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

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  VOTING PROCEDURES AND OTHER INFORMATION

What is a “Broker Non-Vote”?

A broker non-vote occurs when a brokerage firm holding shares in “street name” for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the Effect of Not Providing Voting Instructions If My Shares are Held in “Street Name”?

Brokerage firms may have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.

The company’s proposal to ratify the selection of independent auditors is considered a routine matter, but the election of directors, the advisory approval of NEO compensation, and the stockholder proposals are not.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the Effect of Not Submitting My Proxy If My Shares are Held in a Retirement Plan?

A trustee under a retirement plan may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the trustee, under certain circumstances, can vote your shares. Specifically, the trustee will vote shares you hold under the Employee Stock Ownership Plan (ESOP) component of The SchwabPlan Retirement Savings and Investment Plan if the trustee does not receive voting instructions from you. The trustee will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What Does It Mean If I Receive More Than One Proxy Card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is My Vote Kept Confidential?

Proxies, ballots, and voting tabulations identifying stockholders are kept confidential by our transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

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Where Do I Find Voting Results of the Meeting?

We will announce preliminary voting results at the annual meeting. We will announce the final results on a Form 8-K following the annual meeting. You may access a copy electronically on our website at www.aboutschwab.com/investor-relations by clicking on “Financial Reports & Presentations” or through the SEC’s electronic data system at www.sec.gov. You also may obtain a copy by contacting investor.relations@schwab.com.

Voting results will be tabulated and certified by our inspector of elections.

Who Pays the Cost for Proxy Solicitation?

The company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries, and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

The company has retained D.F. King & Co., Inc. to act as proxy solicitor in conjunction with the annual meeting at an estimated fee of $15,000 plus reasonable out of pocket expenses. Employees of the company or its subsidiaries may solicit proxies through mail, telephone, the internet, or other means. Employees do not receive additional compensation for soliciting proxies.

What is “Householding”?

“Householding” means that we may deliver a single Notice or, if applicable, set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one Notice or, if applicable, set of proxy materials to each such household, unless we receive contrary instructions.

If you are eligible for householding but received multiple Notices or, if applicable, sets of proxy materials and prefer to receive only a single Notice or set for your household, please send a request addressed to our transfer agent, Equiniti Trust Company, at P.O. Box 64856, St. Paul, Minnesota 55164, or call (877) 778-6753. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Notice or, if applicable, set of proxy materials at this time or in the future, we will promptly provide you with a separate Notice or set upon request. To obtain this Notice or set, please contact Equiniti Trust Company as indicated above. If you hold your shares in “street name,” please contact your broker, bank, or other holder of record to request information about householding.

How Do I Submit a Proposal or Nomination for the 2025 Annual Meeting?

Pursuant to Rule 14a-8 under the Exchange Act, some proposals by stockholders may be eligible for inclusion in our proxy statement for the 2025 annual meeting. If you want us to consider including such a proposal in our proxy statement next year, it must comply with SEC rules and it must be (i) submitted to the Corporate Secretary via email at SchwabCorporateSecretary@Schwab.com or (ii) received by mail at the company’s principal executive offices directed to the attention of the Office of the Corporate Secretary no later than December 6, 2024.

In addition, under our proxy access bylaw, if you are a stockholder or a group of up to 20 stockholders that has owned at least 3% of our outstanding common stock for at least three years, you may submit nominees up to the

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  VOTING PROCEDURES AND OTHER INFORMATION

greater of two and 25% of the number of directors then in office for inclusion in our proxy statement for the 2025 annual meeting if the nominations are received by the Corporate Secretary via email or by mail no earlier than November 6, 2024 and no later than December 6, 2024.

If you want to submit a proposal or nomination for action at next year’s annual meeting that is not to be included in our proxy statement, pursuant to our bylaws, it must be received by the Corporate Secretary via email or by mail no earlier than February 22, 2025 and no later than March 24, 2025, and any such proposal must be, under the Delaware General Corporation Law, an appropriate subject for stockholder action.

In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees for next year’s annual meeting pursuant to Rule 14a-19 under the Exchange Act must provide the notice required by Rule 14a-19 via email or by mail postmarked no later than March 24, 2025.

The bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/governance. In addition, you may obtain a copy of our bylaws by contacting the Office of the Corporate Secretary at the address in the “Corporate Governance” section of this proxy statement.

92	THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT

APPENDIX A: NON-GAAP FINANCIAL MEASURES

Appendix A: Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with GAAP, this proxy statement contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the company, and facilitate meaningful comparison of the company’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

The company’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as shown below. Beginning in the third quarter of 2023, these adjustments also include restructuring costs, which the company began incurring in connection with its previously announced plans to streamline its operations to prepare for post-integration of TD Ameritrade.

The company uses ROTCE, which represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets – net, and related deferred tax liabilities. The company also uses adjusted diluted EPS and ROTCE as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee maintains discretion in evaluating performance against these criteria.

The following tables present reconciliations of GAAP measures to non-GAAP measures for the twelve months ended December 31, 2023 (in millions, except ratios and per share amounts):

	2023 Amount	2023 % of Total Net Revenues

Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$6,378	33.9%

Acquisition and integration-related costs[1]	401	2.1%

Amortization of acquired intangible assets	534	2.9%

Restructuring costs[2]	495	2.6%

Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$7,808	41.5%

(1)

Acquisition and integration-related costs for 2023 primarily consist of $187 million of compensation and benefits, $135 million of professional services, $28 million of occupancy and equipment, and $27 million of other.

(2)	Restructuring costs for 2023 primarily consist of $292 million of compensation and benefits, $17 million of occupancy and equipment, and $181 million of other.

THE CHARLES SCHWAB CORPORATION 2024 PROXY STATEMENT	A-1

  APPENDIX A: NON-GAAP FINANCIAL MEASURES

	2023 Amount	2023 Diluted EPS

Net income available to common stockholders (GAAP), Diluted EPS (GAAP)	$4,649	$ 2.54

Acquisition and integration-related costs[1]	401	0.22

Amortization of acquired intangible assets	534	0.29

Restructuring costs[2]	495	0.27

Income tax effects[3]	(338)	(0.19)

Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$5,741	$ 3.13

(1)

Acquisition and integration-related costs for 2023 primarily consist of $187 million of compensation and benefits, $135 million of professional services, $28 million of occupancy and equipment, and $27 million of other.

(2)	Restructuring costs for 2023 primarily consist of $292 million of compensation and benefits, $17 million of occupancy and equipment, and $181 million of other.

(3)

The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs on an after-tax basis.

2023 Amount

Return on average common stockholders’ equity (GAAP)	16%

Average common stockholders’ equity	$29,334

Less: Average goodwill	(11,951)

Less: Average acquired intangible assets – net	(8,524)

Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets – net	1,805

Average tangible common equity	$10,664

Adjusted net income available to common stockholders[1]	$5,741

Return on tangible common equity (non-GAAP)	54%

(1)	See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

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"Always put the client first." Chuck SchwabSince day one, we've set out to challenge the status quo, looking for ways to offer our clients more value and a better experience. We're confident our approach can help people take ownership of their financial futures.We believe in the power of investing, which helps turn earners into owners. Investing can be truly transformative when investors actively engage and when they work collaboratively with the right financial provider.We are champions of investors and those who serve them. We look at the world through our clients' eyes and keep that perspective at the heart of everything we do.We offer investors a contemporary, full-service approach to build and manage their wealth. We help investors either directly as Schwab clients or through one of the thousands of independent advisors and employers we serve.This is how we help investors, advisors, employers, and employees take ownership of their futures.The Charles Schwab Corporation 3000 Schwab Way, Westlake, TX 76262 (817) 859-5000 Schwab.com | AboutSchwab.comfacebook.com/CharlesSchwab instagram.com/CharlesSchwab linkedin.com/company/Charles-Schwab twitter.com/CharlesSchwab youtube.com/@CharlesSchwabPrinted on recycled paper.(C)2024 The Charles Schwab Corporation. All rights reserved.LGL13902-25 (03/24)00297004

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting The Charles Schwab Corporation Annual Meeting of Stockholders For Stockholders of Record as of March 25, 2024 Thursday, May 23, 2024 11:00 AM, Central Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/SCHW for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Central Time, May 23, 2024. Internet: www.proxypush.com/SCHW Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-485-0358 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SCHW This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Charles R. Schwab, Walter W. Bettinger II and Peter J. Morgan III (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Charles Schwab Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

The Charles Schwab Corporation Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 AGAINST ON PROPOSALS 4, 5 AND 6 BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE 1. Election of Five Directors for Three-Year Terms: FOR AGAINST ABSTAIN 1.01 Walter W. Bettinger II FOR 1.02 Joan T. Dea FOR 1.03 Christopher V. Dodds FOR 1.04 Bharat B. Masrani FOR 1.05 Charles A. Ruffel FOR FOR AGAINST ABSTAIN 2. Ratification of the Selection of Independent Auditors FOR 3. Advisory Approval of Named Executive Officer Compensation FOR 4. Stockholder Proposal Requesting Changes to the Executive Compensation Program AGAINST 5. Stockholder Proposal on Workforce Discrimination Risk Oversight and Impact AGAINST 6. Stockholder Proposal on Pay Equity Disclosure AGAINST Note: Consider any other business properly coming before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/SCHW Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date